                                                                    Exhibit 10.1

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("AGREEMENT") is made, executed, delivered and entered into as of November 12, 2004, by and among ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC., a Delaware corporation ("BORROWER") and ACE GAMING, LLC, a New Jersey limited liability company ("GUARANTOR"), and FORTRESS CREDIT CORP., a Delaware corporation ("LENDER").

                              PRELIMINARY STATEMENT

         1. Borrower, Guarantor and Lender have entered into this Agreement and other Loan Documents (as hereinafter defined) to evidence and set forth the terms and conditions of the Loan (as hereinafter defined), that Lender is making available to Borrower, for up to the sum of TEN MILLION ($10,000,000.00) DOLLARS in accordance with a revolving credit facility which shall be used by Guarantor as working capital in the operation of The Sands Hotel and Casino ("THE SANDS"), located at South Indiana Avenue and Brighton Park in Atlantic City New Jersey.

         2. Borrower wholly owns all legal and beneficial right, title, and interest in the equity of Guarantor and Guarantor is the casino licensee, owner and operator of The Sands.

         3. Borrower wishes to have a line of credit available for working capital purposes to fund the working capital needs of Borrower and Guarantor has agreed to guaranty the Loan made hereunder in order to obtain such proceeds for its working capital.

         4. Borrower and Guarantor are parties to an Indenture, dated as of July 22, 2004 (the "INDENTURE"), by and among Borrower, as issuer, Guarantor, as guarantor, and Wells Fargo Bank, National Association, as trustee (the "TRUSTEE"), pursuant to which Borrower issued 3% Notes due 2008 (the "3% NOTES"), with an aggregate principal amount of $66,258,970 secured by liens, security interests, and mortgages on all of the assets of each of Borrower and Guarantor.

         5. Borrower and Guarantor hereby agree that the Loan available pursuant to the terms of this Agreement shall be used by the Borrower and Guarantor solely for working capital purposes and that the Board of Directors of the Borrower has designated the Loan as Working Capital Indebtedness (as such term is defined in the Indenture).

         6. Pursuant to the terms of the Indenture and the other Loan Documents, the obligations of Borrower and Guarantor under the Indenture, the 3% Notes issued thereunder, and the liens, security interest, and mortgages which secure such obligations, shall be and are subordinated to the Indebtedness under this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                    SECTION 1
                               CERTAIN DEFINITIONS

         1.1 Capitalized terms used in this Agreement or in any Loan Document shall have the meanings set forth herein. Capitalized terms defined in the introductory Preliminary Statement or elsewhere in this Agreement shall have the meanings assigned to them at the place first defined. As used herein, the term "this Agreement" or "Loan Agreement" shall include all exhibits, schedules and addenda attached hereto, all of which shall be deemed incorporated herein and made a part hereof. The definitions include the singular and plural forms of the terms defined. Any defined term which relates to a document, instrument or agreement shall include within its definition any amendments, modifications, supplements, renewals, restatements, extensions, or substitutions which may be hereafter executed in accordance with the terms hereof. Unless otherwise specified, references to particular section numbers shall mean the respective sections of this Agreement.

         1.2  DEFINED TERMS.

                  ADMINISTRATIVE AGENT.  Fortress Credit Corp.

                  ADVANCE(S). All or a portion of the proceeds of the Facility, advanced or readvanced from time to time by Lender to Borrower pursuant to the Agreement.

                  ADVANCE DATE.  Defined in SECTION 2.5(B) of the Agreement.

                  AFFILIATE. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization that directly controls or is controlled by or is under common control with Borrower, or any member, officer, or partner of Borrower or any relative of any of the foregoing; provided however that, in no event shall any stockholder, director, officer, or any other Person that directly controls or is controlled by or under common control with GB Holdings, Inc. be deemed to be an Affiliate of the Borrower as a result of being an Affiliate of GB Holdings, Inc.. The term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  AGREEMENT. This Loan and Security Agreement (including all Exhibits and Schedules and addenda thereto), as it may be amended in writing from time to time.

                  APPLICABLE LAW. In respect of any Person, all provisions of constitutions, statutes, rules, ordinances, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound.

                  AVAILABLE FUNDING or LOAN AVAILABILITY. With respect to the Loan, an amount equal to the excess of (i) $10,000,000 over (ii) the aggregate principal amount of all Advances then outstanding.

                  BANKRUPTCY CODE. Defined in SECTION 10.14 of the Agreement.

                  BORROWER'S REPRESENTATIVE. Defined in SECTION 2.10 of the Agreement.

                  BUSINESS DAY. Each day which is not a Saturday or Sunday or a legal holiday under the laws of the State of New Jersey, or the United States.

                  CAPITAL LEASE. Means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                  CAPITAL STOCK. Means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other Equity Interests in such Person.

                  CASINO. All land, improvements, Property, easements and appurtenances comprising or benefiting The Sands Hotel and Casino, located at South Indiana Avenue and Brighton Park, Atlantic City, New Jersey, including without limitation the adjacent structured parking garage, all known as Lots 10, 19, and 20 in Block 49; Lot 10 in Block 48; Lots 1, 2, 3, 4, 5, 6, 7, 9, 10, 11,
12, and 19 in Block 47; Lot 5 in Block 46; Lot 8 in Block 48; and Lots 29 and 31 in Block 156 on the official tax map of Atlantic City, New Jersey.

                  CASINO ACT. The New Jersey Casino Control Act, N.J.S.A. 5:12-1, et seq., and the regulations promulgated thereunder, all as amended from time to time.

                  CLOSING DATE. As of November 12, 2004, which is the effective date of the Agreement.

                  CODE. The Uniform Commercial Code as adopted and in effect in the State of New Jersey (with respect to Collateral located in or subject to the Code in that State), and, with respect to Collateral located in any other State, or for filings made in the State in which Borrower or Guarantor were incorporated or formed, the Uniform Commercial Code as adopted and in effect in that State, as amended from time to time.

                  COLLATERAL. Collectively, all of the right, title and interest of Borrower and Guarantor, now owned or existing or hereafter arising, acquired or reacquired, in, to and under all of the following:

                  (a) The Property, including without limitation the Casino;

                  (b) All systems, devices, machinery, apparatus, equipment, fittings, appliances and fixtures of every kind and nature whatsoever whether or not located on land that is the subject of the Mortgage (the "Land"), or the structures or buildings and all additions thereto, now or hereafter erected upon the Land (the "Improvements") including, but not limited to, all electrical, anti-pollution, heating, lighting, laundry, incinerating, power, air-conditioning, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, communication, garage and cooking systems, devices, machinery, apparatus, equipment, fittings, appliances and fixtures, and all engines, pipes, pumps, tanks, motors, conduits, ducts, compressors and switchboards, and all storm doors and windows, dishwashers, ranges, rugs and other floor coverings, attached cabinets and partitions not included in the Improvements, and all renewals, replacements, substitutions and proceeds thereof (collectively, the "Fixtures");

                  (c) All articles of personal property of every kind and nature whatsoever, including, but not limited to, all equipment, tools, appliances, shades, awnings, beds, screens, furniture and carpets, now or hereafter affixed to, attached to, placed upon, used or usable in any way in connection with the use, enjoyment, occupancy or operation (including the planning, development and financing) of the Land or Improvements, and all renewals, replacements, substitutions and proceeds thereof (collectively, the "Personal Property");

                  (d) All leases of the Land, Improvements and Personal Property, or any part thereof, now or hereafter entered into, and all right, title and interest of Borrower and Guarantor thereunder, including cash or securities deposited thereunder to secure performance by the tenants of their obligations, together with all renewals and extension of such leases that may hereafter be entered into which cover all or any portion of the Land or Improvements, and any and all guarantees of payment of the rent and other obligations under any such leases, and, including further, the right to receive and collect the rents thereunder (collectively, the "Leases");

                  (e) All revenues, income, rents, issues and profits of at anytime becoming due arising or issuing out of the Land, Improvements, Personal Property or Leases (collectively, the "Rents");

                  (f) All proceeds from the conversion, whether voluntary or involuntary, of any part of the Land, Improvements or Personal Property into cash or liquidated claims, including insurance proceeds, insurance premium refunds and condemnation awards;

                  (g) All contracts and subcontracts relating to the Land or Improvements, including, but not limited to, contracts and subcontracts for the construction, design or development of any Improvements on the Land, and all permits, building permits, licenses, franchises, certificates and other rights and privileges obtained in connection with the Land or Improvements (collectively, the "Contracts"); and

                  (h) All funds, accounts, contract rights, instruments, documents, general intangibles (including fictitious, trade and other names, trademarks and symbols used in connection with the Land or Improvements, whether registered or not), and notes and chattel paper arising from or by virtue of any transaction relating to the Land or Improvements (collectively, the "Intangibles").

                  (i) All assets of Borrower and Guarantor now or hereafter arising out of, affixed to, attached to, placed upon used or usable in any way in connection with the use, enjoyment, occupancy or operation of the Land and Improvements or Borrower's or Guarantor's respective business practices including, without limitation, those assets and properties of Borrower or Guarantor of the types described below, wherever located, however arising or created, and whether now owned or existing or hereafter arising, created or acquired:

                  (j) All Accounts (as defined in the Code);

                             (i) all Chattel Paper (as defined in the Code);

                             (ii) all Equipment (as defined in the Code);

                             (iii) all Inventory (as defined in the Code) and all accessions, attachments and other additions to, substitutes for, replacements for, improvements to and returns of such Inventory;

                             (iv) all Goods (as defined in the Code);

                             (v) all Instruments (as defined in the Code);

                             (vi) all General Intangibles (as defined in the Code) (including, without limitation, all contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, claims under guaranties, security interests or other security held or granted to secure payment of contracts by account debtors, all rights to indemnification and all other intangible property of every kind and nature);

                             (vii) all Instruments, documents, Chattel Paper, goods, moneys, securities, drafts, and other property of Borrower or Guarantor now in the possession of and at any time and from time to time hereafter delivered to Lender or its agents, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, and all of Borrower's or Guarantor's deposits (general or special), balances, sums, proceeds, and credits with, and any of its claims against, Lender or any accounts controlled by Lender, at any time existing together with the increases and profits received therefrom and the proceeds thereof, including insurance payable because of loss or damage thereof and all deposit accounts, as such term is defined in the Code;

                             (viii) all books, records, files, computer programs, data processing records, computer software, documents and other information, property, or general intangibles, at any time evidencing, describing, or pertaining to, and all containers and packages for, the property described or referred to in subsections (a) through (i) above (the "Books and Records");

                             (ix) all products and proceeds (as defined in the Code) of any of the property described above in any form, and all proceeds of such proceeds, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty or guaranty with respect to any of such property, all awards for taking by eminent domain, all proceeds of fire or other insurance, including any refunds of unearned premiums in connection with any cancellation, adjustment, or termination of any insurance policy, all proceeds obtained as a result of any legal action or proceeding with respect to any of such property, and claims by Borrower or Guarantor against third parties for loss or damage to, or destruction of, any of such property; and

                             (x) Proceeds and products of Collateral are also covered.

Notwithstanding the foregoing, "Collateral" shall not include any property as to which the grant of a security interest would violate the laws, rules or regulations of the Gaming Authorities, including the Casino Reinvestment Development Authority Rules and Regulations, unless and until any required consents are obtained.

                  COMMISSION. The New Jersey Casino Control Commission.

                  COMMITMENT. Means, with respect to the Lender, the obligation of the Lender to make the Loan pursuant to the terms and conditions of this Agreement, and which shall not exceed the Maximum Exposure. The amount of the Commitment shall be reduced from time to time in accordance with the terms of this Agreement.

                  CONTRACTUAL OBLIGATION. As to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors or insolvent Persons from time to time in effect and generally affecting the rights of creditors.

                  DEFAULT. An event or condition the occurrence of which immediately is, or with the lapse of time or the giving or notice or both would become, an Event of Default.

                  DEFAULT RATE. The Interest Rate plus three (3%) percent per annum, from the date imposed or imposable to the date of payment.

                  DISPOSITION. Means any transaction, or series of related transactions, pursuant to which the Borrower or Guarantor sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

                  DISQUALIFICATION. With respect to any Lender:

                  (a) the failure of the Lender timely to file (or obtain a waiver) pursuant to applicable Gaming Laws (i) any application requested of the Lender by any Gaming Authority in connection with any licensing required of that Person as a lender to the Borrower or (ii) any required application or other papers in connection with determination of the suitability of the Lender as a lender to the Borrower.

                  (b) the withdrawal by that Person (except where requested or permitted by the Gaming Authority) of any such application or other required papers; or

                  (c) any final determination by a Gaming Authority pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to the Borrower, (ii) that such Person shall be "disqualified" as a lender to the Borrower or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws to be held by all lenders to the Borrower.

                  DISQUALIFIED LENDER.  Any Lender subject to Disqualification.

                  ELIGIBLE ASSIGNEE. Any (a) financial institution organized under the laws of the United States or any state thereof; (b) commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States of America; and (c) financial institution, insurance company, mutual fund or other fund that has been approved by the Borrower and the Administrative Agent (which approvals shall not be unreasonably withheld), and which in each such category is, to the extent required under applicable Gaming Laws, registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), in a final and non-appealable determination, all applicable Gaming Authorities; provided that, the Lender shall provide notice to the Borrower and its counsel prior to any assignment, but the failure of the Lender to timely provide such notice shall not render any assignment void or voidable; further provided that, in no event shall the Lender assign the Loan or any portion thereof or grant any participation therein to any Person that, directly or indirectly through an affiliate, at the time of the participation or assignment, has 10% or more of its assets invested in entities which engage in the casino or gaming industries.

                  ENVIRONMENTAL LAWS. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the Federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of the Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortuous conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

                  EQUITY INTERESTS. With respect to any Person, any capital stock issued by such Person, regardless of class or designation, any limited or general partnership interest in such Person, or any limited liability membership interest in such Person, regardless of designation.

                  EVENT OF DEFAULT. Defined in SECTION 8 of the Agreement.

                  EXHIBITS. Refers to all of the addenda, exhibits or schedules attached to the Agreement or any Loan Document.

                  EXISTING DEBT. As described in Schedule 1 attached to the Agreement.

                  FACILITY. The revolving credit loan facility provided for in this Agreement up to a maximum principal amount of $10,000,000.00, as calculated and determined in accordance with the Available Funding.

                  FINAL MATURITY DATE. The day immediately prior to the one-year anniversary of this Agreement, or any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, pursuant to the Agreement or any Loan Document.

                  FINANCIAL COVENANTS. As set forth in SECTION 6.23 of the Agreement.

                  FINANCIAL STATEMENTS. The balance sheet and statement of income and expense of the Borrower and Guarantor, and the related notes, schedules and certifications, including those delivered by Borrower and Guarantor, prior to the Closing Date and provided for in the Agreement; and the financial statements, reports and tax returns required to be provided to the Lender pursuant to SECTION 6.5 of the Agreement or pursuant to any Loan Document.

                  FISCAL YEAR. The fiscal year of the Borrower, which period shall be the 52 week period ending on December 31st of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2004") refer to the Fiscal Year ending on December 31st of the immediately succeeding calendar year.

                  GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

                  GAMING AUTHORITIES. Any governmental instrumentality that holds regulatory, licensing or permitting authority over gambling, gaming or casino activities conducted by Borrower and Guarantor within its jurisdiction, or before which an application for licensing to conduct such activities is pending.

                  GAMING LAW. All laws pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over gambling, gaming or casino activities conducted by Borrower and Guarantor within its jurisdiction, and all regulations promulgated under such laws.

                  GAMING LICENSE. Any and all duly issued and valid licenses, approvals, regulations, findings of suitability and authorizations relating to gaming at the Casino under the Gaming Laws or required by the Gaming Authority or necessary for the operation of gaming at substantially all of the gaming space at the Casino.

                  GOVERNMENTAL AUTHORITY. The Commission and any federal, state, county, municipal or other governmental or quasi-governmental department, commission, board, bureau, authority, court, agency, or instrumentality having jurisdiction over the Property, the Casino, the Borrower, or the Guarantor, including without limitation the Commission.

                  GUARANTOR. ACE Gaming, LLC, a New Jersey limited liability company. The term Guarantor also refers to and includes any other Person now or hereafter guarantying all or any portion of the Loan or providing indemnities or sureties with respect to the Loan from time to time.

                  GUARANTY OR GUARANTIES. The Guaranty executed and delivered by the Guarantor on the Closing Date, dated as of November 12, 2004, and any other guaranty or guaranties of the Loan in favor of Lender from time to time, including without limitation cross-guaranties from Borrower.

                  HAZARDOUS MATERIALS. "Hazardous substances", "hazardous waste" or "hazardous constituents", "toxic substances", or "solid waste", as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

                  INDEBTEDNESS. All payment Obligations of Borrower to Lender under the Loan Documents and, as applied to any other Person at any time, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities or Equity Interests of such Person, or to pay dividends in respect of any stock (iii) with respect to letters of credit issued and banker's acceptances issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable, trade payables and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases which have been, should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; (d) all indebtedness of any partnership of which such Person is a general partner.

                  INDEMNIFIED LENDER PARTIES. Defined in SECTION 10.9 of the Agreement.

                  INTEREST PERIOD. The one-month period commencing on the date or nearest the date the Loan is made and ending one month later, provided that:
(a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the custom in the London interbank market to which such advance relates; and (b) each Interest Period which commences before and would otherwise end after the Maturity Date shall end on the Maturity Date.

                  INTEREST RATE. A fixed interest rate to be set for each respective Interest Period during the term of the Loan, to be set on the first day of each month, equal to LIBOR plus eight (8%) percent per annum; provided, that for purposes of the Loan, in no event shall the LIBOR Rate be less than one and one-half (1.5%) percent.

                  LENDER. Fortress Credit Corp., a Delaware corporation, and additional Lenders as may be designated in accordance with the Agreement, and their respective successors or replacements.

                  LIBOR OR LIBOR RATE. (London Interbank Offered Rate). The rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of one (1) month duration which appears on the Telerate page 3750 as of 11:00 A.M. London time on the day that is two (2) Business Days preceding the first day of the Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary), for deposits in dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 A.M. (London time), on the day that is two (2) Business Days prior to the beginning of such Interest Period. If both the Telerate System described above and the offered rates for deposits in U.S. dollars for a period of time of one
(1) month duration are not available, four major banks in the London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time of one (1) month duration offered by major banks in New York City at approximately 11:00 A.M. New York City time, on the day that is two Business Days preceding the first day of each month. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR cannot be determined in which event the interest payable on the Loan hereunder shall be equal to the sum of (a) the Prime Rate of LaSalle National Bank and (b) 525 basis points. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. As used herein, "Reserve Percentage" shall mean the rate (expressed as a decimal) at which Lender would be required to maintain reserves under REGULATION D of the Board of Governors of the Federal Reserve System ("Federal Reserve") against Eurodollar Liabilities (as defined by the Federal Reserve) if such Liabilities were outstanding.

                  LICENSE REVOCATION. Revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to any casino, gambling or gaming license issued by the Gaming Authorities with respect to the Casino.

                  LIEN. A security interest, or mortgage or collaterally assigned interest or pledge, or any interest in tangible or intangible property securing an obligation owed to, or claimed by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract. The plural of the foregoing shall be referred to as the LIENS.

                  LOAN. The Facility

                  LOAN COSTS. All expenditures and expenses, which may be paid or incurred by or on behalf of Lender in connection with the documentation, negotiation, closing, modification, workout, payment, collection or enforcement of the Loan. Loan Costs include, but shall in no way be limited to, reasonable legal fees, expenses and disbursements of Lender's counsel, all of Lender's out-of-pocket expenses, the cost of preparing reproducing and binding this Agreement and the other Loan Documents and Lender's expenses in connection with
(i) any petitions to or proceedings with any Gaming Authorities in respect of the negotiation, execution, or delivery of the Loan Documents, or the payment and performance thereunder, and (ii) any audit or inspection of the Borrower and the Collateral.

                  LOAN DOCUMENTS. Collectively, the Agreement, including all addenda hereto, the Note, the Guaranty, the Mortgage, Financing Statements as provided under the Code, and the other documents, agreements and instruments relating to the Loan, including those listed on SCHEDULE 1 attached to the Agreement, and including any agreements entered into between Borrower and Lender, all as previously amended and/or restated, and as they may be amended or supplemented in writing from time to time.

                  LOAN TERM. Effective from and after the Closing Date, the period from the Closing Date until the Final Maturity Date.

                  MANDATORY PREPAYMENTS. All payments denoted as such in this Agreement, all of which are and shall be required to be remitted directly to Lender by or on behalf of Borrower immediately upon their receipt by, or availability to, Borrower, and all of which shall reduce the Commitment by the amount prepaid, and the amount thereof may not be re-borrowed by Borrower.

                  MATERIAL ADVERSE EFFECT. Shall mean, an outcome that comprises: (a) a material adverse change in the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and Guarantor taken as a whole, or (b) the material impairment of (i) the rights and remedies of the Lender under any of the Loan Documents, including without limitation the Lender's ability to enforce the Obligations or realize upon any material portion of the Collateral, or (ii) the priority of the liens with respect to any material portion of the Collateral, or (c) a determination by a Governmental Authority, that is final and nonappealable, of any illegality, invalidity, or unenforceability of this Agreement or any of the Loan Documents, including without limitation the validity, perfection, or priority of any Lien in favor of the Lender in respect of any Collateral.

                  MATERIAL PARTY. Defined in SECTION 4.21 of the Agreement.

                  MAXIMUM EXPOSURE. $10,000,000.00 in the aggregate.

                  MORTGAGE. A properly recorded, first lien priority Mortgage and Security Agreement executed and delivered by Guarantor and encumbering the Property and all easements and appurtenances benefiting the Property.

                  NET INCOME. With respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP.

                  NET PROCEEDS. (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom, only (A) the actual expenses related thereto if reasonably incurred by such Person or such Affiliate in connection therewith and without limitation brokerage or similar fees, (B) transfer taxes paid by such Person or such Affiliate in connection therewith and (C) the principal amount of, and any accrued and unpaid interest on, any Indebtedness (and any costs and expenses related thereto) secured by any Lien on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition, and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and other reasonable customary fees and expenses and commissions.

                  NOTE. A secured Promissory Note in a principal amount of $10,000,000 of the Borrower evidencing the Loan made by the Lender hereunder (and any promissory note of the Borrower issued in addition thereto or in substitution therefor that evidences the Loan) dated as of the Closing Date and executed and delivered by the Borrower to the order of Lender.

                  OBLIGATIONS. All amounts due or becoming due to Lender in respect of the Loan, and all amounts due or becoming due to Lender under any of the Loan Documents, now existing or hereafter created or arising, joint or several, direct or indirect, arising out of contract or tort or under law, and whether created directly or acquired or accruing by assignment, assumption or otherwise, and including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, advance fees, commitment fees, administrative fees, servicing fees, arrangement fees, renewal fees, release fees, reasonable attorneys' and paralegals' fees and expenses and other fees or expenses incurred by Lender or advanced by Lender to or on behalf of Borrower or pursuant to any of the Loan Documents, and amounts payable to or for the benefit of Lender under any subrogation rights, indemnities or guaranties in connection with the Loan.

                  OFFICER'S CERTIFICATE. Defended in SECTION 6.5(B) of the Agreement.

                  OPERATING CONTRACTS. Defined in SECTION 5.17 of the Agreement.

                  ORGANIZATIONAL DOCUMENTS. Defined in SECTION 5.2(B) of the Agreement.

                  OTHER LOANS.  Defined in SECTION 5.19 of the  Agreement.

                  PARTICIPANT. Defined in SECTION 10.3(B) of the Agreement.

                  PARTICIPATION. Defined in SECTION 10.3(B) of the Agreement.

                  PERMITTED EXCEPTIONS. The exceptions to title listed on EXHIBIT B, as may be changed from time to time upon the Lender's prior written approval.

                  PERSON. An individual, partnership, corporation, joint venture, limited liability company, trust, trustee, association, joint stock company, estate, unincorporated organization, real estate investment trust, syndication, other entity, or a government or agency or political subdivision thereof.

                  PRIME RATE. A variable per annum interest rate equal to the prime rate announced from time to time by LaSalle National Bank as its prime rate. Such prime rate is determined from time to time by LaSalle National Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index, nor does it necessarily reflect the lowest rate of interest actually charged by LaSalle National Bank to any particular class or category of customer.

                  PROPERTY or PROPERTIES. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, including without limitation the property that is the subject of the Mortgage.

                  PUBLIC RECORDS. The filing office in any jurisdiction where record notice of matters affecting real property is required to be recorded in accordance with Applicable Laws.

                  PUBLIC REPORTS. Any public reports now or hereafter filed with and approved by any Governmental Authority having jurisdiction over Borrower, Guarantor, the Collateral, and the Casino.

                  REQUEST FOR ADVANCE. Defined in SECTION 2.5 of the Agreement.

                  REQUIREMENTS. All federal, state and local rules, regulations, ordinances, laws and statutes which affect Borrower and Guarantor, the Casino, and Borrower's and Guarantor's business generally.

                  REVOLVING CREDIT PERIOD. With respect to the Loan, the period commencing on the Closing Date and ending on the earlier of: (a) the occurrence of an Event of Default, or (b) the Final Maturity Date.

                  SCHEDULES. Refers to any schedules attached to the Agreement or any Loan Document.

                  SECURITIES. Any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

                  SECURITY. Shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

                  SUBORDINATED DEBT. Any Indebtedness of the Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Administrative Agent and is evidenced by a subordination agreement reflecting all such approved terms, in form and substance acceptable to the Administrative Agent.

                  SUBORDINATED INDEBTEDNESS. Defined in SECTION 6.14 of the Agreement.

                  SUBSIDIARY. With respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  TAXES. Defined in SECTION 4.18 of the Agreement.

                  TITLE COMPANY. As to the Title Policies issued in respect of Collateral, Stewart Title Guaranty Company by and through its agent, The Title Company of Jersey.

                                    SECTION 2
                                    THE LOAN

         ESTOPPEL. Borrower and Guarantor jointly and severally represent, warrant and confirm that (i) they have reviewed with counsel of their choice this Agreement and all other Loan Documents; (ii) they have received or will receive material benefit and valuable consideration as a result of the transactions provided for or contemplated hereunder or under any other Loan Documents; (iii) the Obligations encompass and apply to all Advances to be made under this Agreement and in respect of the Loan; (iv) Guarantor has the sole legal and beneficial ownership interest in and to the Casino, and the Borrower holds sole legal and beneficial ownership interest in and to all interests in Guarantor, and they are executing and delivering this Agreement and the other Loan Documents based solely upon their own independent investigation and not upon any representation or statement of Lender; (v) there are no Defaults or Events of Default pursuant to any Loan Documents; and (vi) neither Borrower nor Guarantor has any defenses, set-offs, claims, counterclaims or recoupments against Lender or with respect to the Loan.

         2.1 EXTENSION OF THE LOAN. During the Revolving Credit Period, and upon the terms and subject to the conditions set forth in this Agreement, Lender shall advance to Borrower, and Borrower may borrow, and repay and re-borrow, principal under the Loan in an aggregate amount not to exceed the Maximum Exposure. The Advances shall be funded as a revolving line of credit in one or more Advances made under the Facility. Advances will be made pursuant to this Agreement and amounts repaid under the Facility may be reborrowed by Borrower during the Revolving Credit Period.

                  (a) On the Closing Date, Borrower shall authorize, execute and deliver to Lender the Note made payable to the order of Lender, which shall evidence Advances to Borrower and Borrower's Obligations under the Available Funding.

         2.2 USE OF LOAN PROCEEDS. Borrower agrees to use the proceeds of the Facility solely for working capital. If the proceeds of the Loan and any other monies paid by Borrower are insufficient to satisfy the costs and liens with respect to Collateral against which Advances are made, as further described above, or the use of proceeds of the Loan varies materially (as determined by Lender in its sole discretion) from the uses described above, Lender shall have no obligation to fund the Loan.

         2.3 UNUSED LINE FEE. Borrower shall pay quarterly to Lender a fee for each preceding three (3) month period during the term of the Loan in an amount equal to thirty-five (35) basis points per annum (.35%) of the excess of (i) the Maximum Exposure, reduced on a dollar for dollar basis by any reductions of Commitment made in accordance with the terms of this Agreement over (ii) the average outstanding monthly balance of Loan during such preceding three (3) month period.

         2.4 ADVANCES; FACILITY AND LOAN AVAILABILITY. Advances will be calculated and made in accordance with the Available Funding. Provided there does not exist a Default or Event of Default, and upon the terms and subject to the conditions set forth herein, during the Revolving Credit Period, Lender shall advance to Borrower, and Borrower may borrow, repay and reborrow, principal in an amount not to exceed at any time, the Available Funding.

                  (A) The Loan shall be funded as a revolving line of credit in one or more Advances. Amounts repaid by Borrower may be re-borrowed during the Revolving Credit Period.

                  (B) Unless sooner terminated upon an Event of Default, the Revolving Credit Period shall expire on the Final Maturity Date. No Advances or readvances of the Loans will be made after the expiration or termination of the Revolving Credit Period.

                  (C) All Advances shall be calculated and made in accordance with the Available Funding criteria and borrowing limits for the Loan. Each Advance and the aggregate of all Advances under the Facility shall not exceed the Available Funding borrowing limits at the time of each Advance or at any other time.

                   (D) The obligation of Lender to make any Advance under the Facility shall be subject to the ongoing satisfaction or continuing performance of all of the conditions set forth in the Agreement, as well as compliance with all conditions and covenants in the Loan Documents, including without limitation, compliance with the financial covenants set forth in the Loan Documents, and compliance with the Available Funding borrowing limits , and timely delivery of the Financial Statements and other reports required in the Loan Documents, and satisfaction and performance of all of the conditions precedent set forth in the Agreement:

                  (E) OFFSETS. With respect to any Advances, Lender may in its discretion, offset from the net amount of any Advance, and retain or disburse as appropriate (i) the unpaid interest, if any, due in respect of the Loan in the month in which such Advance occurs or due in prior months, (ii) amounts required to be paid or prepaid pursuant to the Loan Documents, (iii) Loan Costs, including attorneys' fees and costs, due and payable in accordance with this Agreement or the Loan Documents, and (iv) other sums reflected on the Borrower's Request for Advance, a closing statement or disbursements schedule, or as otherwise agreed by Borrower.

                  (F) REVOLVING CREDIT PERIOD. Unless sooner terminated upon an Event of Default, no Advances or readvances of the Loan will be made after the Final Maturity Date.

         2.5 REQUESTS FOR ADVANCES. Each request for an Advance shall be in writing and completed on the Borrower's Certificate and Request for Advance substantially in the form of EXHIBIT A (in each case, a "REQUEST FOR ADVANCE").

                  (A) CERTIFICATIONS. Each Request for Advance shall:

                           (I) specify whether the requested Advance is sought
under the Facility or under another Section or provision of this Agreement;

                           (II) certify the amount of the then-current Available
Funding;

                           (III) specify the principal amount of the Advance
requested, and designate the account to which the Net Proceeds of such Advance are to be disbursed and transferred;

                           (IV) state that the representations and warranties of
the Borrower contained in this Agreement and in any closing or funding related certifications are true and correct in all material respects as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct in all material respects as of the date on which the requested Advance is to be made;

                           (V) state that no Default or Event of Default exists
as of the date of the request and, after giving effect to the making of such requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made; and

                           (VI) specify both the (a) then outstanding principal
amounts of, and (b) after giving effect to (a) of this subsection (vi), then remaining available principal amounts that may be borrowed pursuant to restrictions pertaining to, Working Capital Indebtedness (as such term is defined in the Indenture).

                  (B) PROCEDURE, TIMING AND ADVANCE DATE. Each Request for Advance shall be signed by an authorized officer of Borrower or Borrower's Representative. Requests for Advances will be delivered to the Lender at least three (3) Business Days prior to the date of the requested Advance ("ADVANCE DATE"). Any fees and expenses that are due and required under this Agreement to be paid to the Lender at the time of a Request for Advance, whether in connection with such requested Advance or otherwise, shall be deemed to be added to and included as a part of each Request for Advance and, without further act or prior notice, shall be paid directly from the proceeds of such Advance; provided, that the foregoing shall not be deemed to be in limitation of the rights of Lender under Sections 2.13, 2.14,_9, 10.4, 10.9, 10.10, and 12.9_of this Agreement. Alternatively, in the absence of a Request for Advance from Borrower following the declaration of an Event of Default, Lender may deem such fees and expenses, when due and payable, to comprise a Request for Advance without any submission from Borrower and Lender shall be paid therefrom.

         2.6 INTEREST RATE. The outstanding principal balance of the Facility will accrue interest at the Interest Rate. Changes in the Interest Rate based on changes in the LIBOR Rate will be effective as of the first day of each calendar month after such change is announced or becomes effective. Interest shall be calculated on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which with respect to the first Interest Period is the actual number of days elapsed from the date of the initial Advance and in the case of subsequent Interest Periods, the number of days which have elapsed since the immediately preceding interest payment was due. Interest will accrue and be payable on the outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) as of Lender's wiring of funds or other disbursement of funds, through the Lender's receipt of repayment (if received by the Lender later than 12:00 noon eastern time, then interest accrual shall be through the next Business Day following such receipt unless payment is actually credited to Lender such that Lender has the use of the received payment on the same date as the date of payment). Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if the Loan is not paid in full on or before the Final Maturity Date), at the Lender's election in its discretion, the Loan will bear interest at the Default Rate.

         2.7 USURY SAVINGS CLAUSE. Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Loan or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this Section, and this Section shall govern over all other provisions in any document or agreement now or hereafter existing. This Section shall never be superseded or waived unless there is a written document executed by the Lender and the Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

         2.8  PAYMENTS AND PREPAYMENTS.

                  (a) All payments made in respect of the Facility (in good, collected funds in legal tender of the United States of America) will be applied by Lender in the following order: (a) to the payment of Loan Costs or expenses incurred by Lender pursuant to this Agreement or any Loan Document in respect of the Facility, as quantified by Lender, including reasonable costs and expenses incurred in creating, maintaining, perfecting, protecting or enforcing Lender's Liens in and to the Collateral and in collecting any amounts due to Lender in connection with the Facility; (b) to the payment of any interest accrued on the Facility at the Interest Rate or Default Rate, as applicable; (c) to the reduction of the principal balance of the Facility; and (d) to any other monetary Obligations remaining due and unpaid to Lender.

                  (b) Borrower agrees punctually to pay or cause to be paid to Lender all principal and interest due in connection with all Advances and all Obligations. Borrower shall make or cause to be made payments on the Loan in the manner and at times as provided in this Agreement. Without limitation of the foregoing, Borrower shall make or cause to be made the following payments in the
Facility:

                           (i) Interest on the aggregate outstanding principal
balance of Advances, at the Interest Rate, shall be due and payable monthly in arrears on the first Business Day of each month, and shall be paid as set forth in this Agreement.

                           (ii) The entire Facility shall be payable in full by
no later than the Final Maturity Date together with any accrued interest thereon then remaining unpaid and any other amounts due thereunder; and

                           (iii) All Mandatory Prepayments.

                  (c) Except for regular payments of interest as provided hereunder, prepayments of the Facility may be made in whole, but not in part, upon five (5) days prior written notice to the Lender at any time without penalty or premium.

         2.9 TAXES. Borrower and/or Guarantor have paid and will pay or cause to be paid, on or before the last day when they may be paid without interest or penalty, in full all real property, personal property, income, sales, ad valorem and other taxes and assessments against the Casino, the Property and the Collateral or otherwise payable by Borrower or Guarantor, except for those contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP and reasonably satisfactory to the Lender have been provided on Borrower's or Guarantor's books and records. Borrower and Guarantor know of no basis for any additional taxes or assessments against the Property, the Collateral or the Borrower or Guarantor. Borrower and Guarantor have filed all tax returns required to have been filed by them and have paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by each, to the extent the same have become due and payable, except for those contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP and reasonably satisfactory to the Lender have been provided on Borrower's or Guarantor's books and records. Upon request by Lender, Borrower and Guarantor shall deliver to Lender receipts or other satisfactory proof of payments of any taxes or other impositions against the Casino, the Collateral or the Borrower. If any Taxes, including, but not limited to, real property, personal property, income, sales, excise, documentary stamp taxes or intangibles taxes are determined to be due and payable on any other Loan Documents or with respect to any Advances, Borrower shall be responsible for such payment, together with any penalties or late charges. Any such payment Obligations on the part of Borrower will be included among the Obligations, and if determined to be due, will be immediately due and payable upon demand from the Lender or applicable Governmental Authority, and will, at the Lender's option, bear interest at the Default Rate until paid. Borrower and Guarantor shall indemnify Lender and hold Lender harmless from any such taxes, penalties, late charges or fines as may actually be or become due and payable. If Borrower or Guarantor shall determine to seek a refund of any taxes previously paid in respect of any Loan Documents, Borrower shall, from time to time as events warrant, provide the Lender with complete copies of all relevant filings, correspondence and documentation.

         2.10 BORROWER'S REPRESENTATIVE. The Borrower hereby irrevocably designates and appoints Denise Barton, Chief Financial Officer of the Borrower, or the then President of Borrower, as its agent and the "BORROWER'S REPRESENTATIVE", for the purposes set forth herein. Denise Barton hereby accepts such designation and appointment, and agrees to serve as Borrower's Representative in connection with the Loan and actions required under the Loan Documents. Borrower or Borrower's Representative may change the person or persons authorized to act as Borrower's Representatives from time to time by written notice given to Lender, provided, however, that any notice given or action taken by a person that was designated a Borrower's Representative, and any action commenced, taken, or not taken by Lender at the request or direction of a person that was designated a Borrower's Representative, in each case prior to the time that Lender receives a written notice from Borrower or the Borrower's Representative or any subsequently appointed Borrower's Representative removing such person as a Borrower's Representative, shall be binding upon Borrower. All representations, warranties, certifications, deliveries and actions taken by or through the Borrower's Representative, shall be deemed taken by and binding upon the Borrower, and each of them, and are hereby ratified, adopted and reaffirmed by the Borrower. Notwithstanding the foregoing, if the Lender so requires, each Borrower shall provide the Lender with evidence that all actions taken by Borrower's Representative on behalf of a Borrower have been properly authorized.

         2.11 ACCOUNTINGS. Lender is hereby authorized to record in its manual or data processing records the date and gross amount of each Advance made in favor of the Borrower, payments of principal and each payment of interest on account of such Advances; provided, that the failure to make any such record entry with respect to any Advance or payment or source of payment shall not limit or otherwise affect the Borrower's Obligations under the Loan Documents. Each and every such accounting shall, absent manifest error, be deemed prima facie correct.

         2.12 LENDER LOAN LIMITS AND AVAILABILITY.

                  All Advances made and outstanding under the Loan shall reduce, dollar for dollar, the remaining Available Funding for the Loan.

         2.13 MAXIMUM EXPOSURE. The aggregate principal balance outstanding under the Loan at any time shall not exceed $10,000,000.00.

         Upon the occurrence and during the continuation of an Event of Default, notwithstanding the limitations on Available Funding set forth herein or in any Loan Documents, Lender shall have the right, but not the Obligation, to fund amounts in excess of the maximum loan amounts from time to time to pay accrued and unpaid interest, Loan Costs, and fees and expenses due hereunder, to pay Taxes, to protect and preserve the Collateral, to address Defaults or Events of Default, or to enforce rights or remedies (Borrower agreeing that such action by Lender shall not cure any Event of Default unless Lender agrees to such cure in writing). Any excess amounts so funded by Lender shall be evidenced by the Borrower Note and this Agreement, and by all Loan Documents, and secured by all Collateral, and guaranteed by the Guarantor. Borrower and the Guarantor agree to execute additional notes, mortgages, guarantees or other Loan Documents as may be reasonably requested by the Lender.

         2.14 FUTURE LOANS. In the event of any change in any existing or future law, regulation, ruling or other interpretation that applies to Lender which shall either: (i) impose, modify or make applicable any reserve, special deposit, capital requirement, assessment or similar requirement against the Loan; or (ii) impose on Lender any other condition regarding the Loan, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost (including a reasonable allocation of resources) or decrease the yield to Lender of issuing or maintaining the Loan (which increase in cost shall be the result of Lender's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such events to all of its borrowers similarly situated), then, upon demand by Lender, accompanied by a written explanation of Lender's increase in cost or decreased yield (which shall be the result of Lender's reasonable allocation of the aggregate of such cost increases or yield decreases resulting from such event to all of its borrowers similarly situated) Borrower shall immediately pay to Lender, from time to time as specified by Lender, additional amounts which shall be sufficient to compensate Lender for such increased cost or decreased yield. A statement of charges submitted by Lender shall be prima facie correct, absent manifest error, as to the amount owed.

                                    SECTION 3
                                   COLLATERAL

         3.1 GRANT OF SECURITY INTEREST. To secure the prompt and complete payment and performance (a) by the Borrower of all of its Obligations and (b) by Borrower and Guarantor of the Facility and Obligations, for value received, Borrower and Guarantor, respectively, unconditionally and irrevocably assign, pledge and grant to Lender, and hereby confirm the granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to the Collateral, whether now owned or existing or hereafter acquired, reacquired or arising, and regardless of where located. Borrower and Guarantor, respectively, acknowledge and confirm that Lender has been granted and continues to hold, a continuing security interest and Lien in, to and upon, and right of set-off with respect to, the Collateral, with attachment, perfection and priority as to various components thereof unchanged from the time such Liens first arose. The above-described Lien and security interest shall not be rendered void by the fact that no Obligations exist as of any particular date, but shall continue in full force and effect until all Obligations have been fully and finally paid, performed and satisfied.

         Notwithstanding the foregoing, "Collateral" shall not include any property as to which the grant of a security interest would violate the laws, rules or regulations of the Commission or the Gaming Authorities unless and until any required consents are obtained. Borrower and Guarantor agree to use their reasonable efforts to obtain any such required consent.

         3.2 GUARANTOR'S MORTGAGE. As additional collateral security for the Loan and the Guaranty of Guarantor, Guarantor shall deliver to Lender the following:

                  (A) a first lien mortgage and security agreement (the "Mortgage") covering the Property, together with all easements and appurtenances benefiting the Property, all the improvements thereon, and all fixtures, machinery and equipment necessary or incidental to the general operation and maintenance thereof and all renewals and replacements thereof or additions thereto, all as more specifically described in the Mortgage. The Mortgage shall be a continuing first lien in the full amount of the Loan, on good and marketable fee simple title to the Property, free and clear of all prior liens (including without limitation lien claims and notices of unpaid balance and right to file lien), restrictions, easements and other encumbrances and title objections that are not approved by Lender, subject to Permitted Exceptions as set forth on EXHIBIT B, and shall be insured as such at Borrower's expense by a reputable title insurance company satisfactory to Lender.

                  (B) an Intercreditor and Subordination Agreement from the Trustee, in the form of EXHIBIT C attached hereto and with such changes as the Lender and the Trustee shall approve in writing.

                  (C) An assignment of leases and of agreements affecting real estate, and such additional security agreements financing statements and other security instruments creating a valid first lien upon the aforesaid fixtures, machinery, equipment and other property now or hereafter located upon the Mortgaged Property as Lender may reasonably require.

         3.3 FINANCING STATEMENTS. Borrower and Guarantor hereby authorize Lender or Lender's counsel, Cooper Levenson April Niedelman & Wagenheim, P.A., to file with the appropriate state authorities financing statements (including amendments and continuation statements) provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Lender's security interests in the Collateral. At any time and from time to time, upon request by Lender, Borrower and Guarantor shall duly execute, acknowledge, and deliver to Lender any assignment, financing statement, instrument, document or other agreement, and take any other action that Lender may reasonably request, to create, preserve, continue, perfect or ratify the security granted in this Agreement, or that Lender may deem reasonably necessary to protect, exercise or enforce its rights with respect to the Collateral, or that may otherwise be necessary to effect for Lender the benefit of the security intended to be granted herein. All documents to be executed and/or delivered to Lender shall be in form and substance reasonably satisfactory to Lender.

         3.4 LOCATION OF COLLATERAL. All tangible Collateral which is personal Property is to remain, at all times, on the premises in which it is now located, and Borrower and Guarantor may not transfer the Collateral from such premises without the prior written approval of the Lender.

         3.5 INSURANCE AND PROTECTION OF COLLATERAL. Borrower and Guarantor agree to maintain and pay for insurance upon all Collateral wherever located (including whether in storage or in transit) covering risks in such amounts and with such insurance companies as is provided in Section 6.2 hereof. To the extent any casualty insurance coverage required under this Agreement with respect to the Casino is provided by Guarantor, and to the extent any portion of the Collateral is covered by such insurance, with respect to such portion of the Collateral only, the Borrower's obligation under this Section 3.5 shall be to cause Guarantor to maintain such casualty insurance coverage.

         3.6 INTENTIONALLY OMITTED.

         3.7 SECURITY AGREEMENT. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein or in any Loan Document, or (b) by law, or (c) as to such part of the Collateral which is also reflected in any filed assignment or financing statement, by the specific provisions of the Code or other applicable law now or hereafter enacted, all at the Lender's sole election, as may be exercised on one or more occasions.

         3.8 CROSS-COLLATERALIZATION/CROSS-DEFAULT. Advances by Lender made to Borrower or Guarantor under the Loan, or made in respect of Collateral pledged by Borrower or Guarantor or in respect of the Casino, are and shall be cross-collaterlized and cross-defaulted.

                                    SECTION 4
                  CONDITIONS PRECEDENT TO CLOSING AND ADVANCES

         The obligation of Lender to fund any Advances shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

         A.  AT OR BEFORE CLOSING:

         4.1 OPINIONS OF COUNSEL. Lender shall have received from Sterns and Weinroth, New Jersey counsel for the Borrower and Guarantor, an opinion effective as of the Closing Date which shall be in form and substance reasonably acceptable to the Lender.

         4.2 CLOSING DELIVERIES. Lender shall have received, in form and substance satisfactory to the Lender, all documents, instruments and information reasonably required by the Lender and each agreement required to be delivered shall be in full force and effect unless otherwise agreed in writing by Lender.

         4.3 SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

         4.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

         4.5 PROCEEDINGS SATISFACTORY. All actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be reasonably satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as Lender or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel.

         4.6 GOVERNMENT PERMITS. Lender shall have received and approved true, correct and complete copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of the Casino as a licensed casino hotel in New Jersey to be owned and operated by Guarantor, and with respect to Borrower, in accordance with Applicable Laws and, if required, in accordance with other laws, for the ownership, occupancy and use and operation of the Casino.

         B.  PRIOR TO ADVANCES:

         4.7 NO DEFAULT. No Default or Event of Default shall exist immediately prior to the Closing Date hereunder or prior to the making of a requested Advance, or after giving effect to such Closing Date and after giving effect to any Advance made hereunder.

         4.8 FUNDING LIMITS. Lender shall have determined that the requested Advance, when added to the aggregate outstanding principal amount of all previous Advances, if any, does not exceed the total amount of the Available Funding.

         4.9 ADVANCES DO NOT CONSTITUTE A WAIVER. No Advance shall constitute a waiver of any condition of Lender's obligations to make further Advances.

         4.10 SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents continue to be duly perfected and remain first priority liens on the Collateral.

         4.11 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects as of the date of each Advance.

         4.12 PERFORMANCE OF AGREEMENTS. Borrower shall have performed in all material respects all agreements, paid all fees, costs and expenses and satisfied all conditions which any Loan Document provides are due to be paid or performed by it as of such date, and each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect.

         C.       AS TO BOTH CLOSING AND ADVANCES:

         4.13 GOVERNMENTAL APPROVALS. All material approvals, licenses, permits and consents in connection with the execution, delivery, and performance of and under the Loan, the Note, and the Loan Documents shall have been obtained and shall be in good standing and full force and effect.

         4.14 TAXES. Lender shall have received satisfactory evidence that all taxes and assessments owed by or for which Borrower or Guarantor are responsible for collection, relating to the Casino, the Property, or otherwise, have been paid to the extent due, or will be paid when due, which taxes and assessments include, without limitation, sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to the Casino (collectively, "TAXES"), except for those contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP and reasonably satisfactory to the Lender have been provided on Borrower's or Guarantor's books and records.

         4.15 FINANCIAL STATEMENTS. Lender shall have received and approved the Financial Statements required for the Borrower, all in form and substance satisfactory to Lender.

         4.16 EXPENSES. Borrower shall have paid the Loan Costs, fees and expenses required to be paid prior to or at closing hereunder. Lender shall have no obligation to make any Advance hereunder unless the amount of the initial Advance together with any monies paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement and repay all prior liens and mortgages on the Collateral.

         4.17 LITIGATION. Except as may be disclosed on the Litigation Summary described in SCHEDULE 2, there shall be no bankruptcy, foreclosure action or other material litigation or judgments pending or outstanding against the Property, the Casino, any portion of the Collateral, the Borrower or Guarantor (each a "MATERIAL Party"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no material counterclaim is pending or (ii) which Lender determines, in its sole discretion, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender may require updated litigation searches and explanations in its discretion.

                                    SECTION 5
                     GENERAL REPRESENTATIONS AND WARRANTIES

         As a material inducement to Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows, which representations and warranties, as may be updated, supplemented, modified and recertified by Borrower in writing, shall remain true throughout the term of the Loan Term:

         5.1 FORMATION, EXISTENCE, QUALIFICATION AND COMPLIANCE.

                  (A) Borrower is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The shareholders of and the percentage of owned interest in the Borrower are:

                  Name                        Percent Owned
                  ----                        -------------

                  GB Holdings, Inc.           100%

Borrower's principal place of business and chief executive office is located at Indiana Avenue and Brighton Park, Atlantic City, New Jersey 08401.

                  (B) Guarantor is a New Jersey limited liability company, duly organized, validly existing and in good standing under the laws of the State of New Jersey. The members of and the percentage of each owned interest in the Guarantor are:

                  Name                                            Percent Owned
                  ----                                            -------------

                  Atlantic Coast Entertainment Holdings Inc.      100%

         Guarantor's principal place of business and chief executive office is located at Indiana Avenue and Brighton Park, Atlantic City, New Jersey 08401.

                  (C) Borrower and Guarantor (a) have all requisite authority and power to conduct their respective businesses and own and lease their properties and assets, and to perform their Obligations under the Loan Documents and (b) are qualified and in current good standing in every jurisdiction in which the nature of their businesses make qualification necessary or where failure to qualify could have a Material Adverse Effect on its financial condition or the performance of its Obligations under the Loan Documents.

                  (D) Borrower and Guarantor are in compliance in all respects with all Applicable Laws, their respective businesses and the Casino, the violation of which would have a Material Adverse Effect on its ability to perform its Obligations, and each has obtained all approvals, licenses, consents, exemptions and other authorizations from, and has accomplished all filings, registrations, and qualifications with all Governmental Authorities that are necessary for the transaction of Borrower's and Guarantor's businesses, the absence of which would have a Material Adverse Effect on its ability to conduct such businesses.

         5.2 AUTHORIZATION, EXECUTION AND ENFORCEABILITY.

                  (A) EXECUTION AND PERFORMANCE. The Loan Documents have been duly authorized by all necessary action, and executed and delivered, and constitute the duly authorized, valid and legally binding obligations of Borrower (and as applicable to it, the Guarantor), enforceable (except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, conservatorship, rehabilitation, liquidation, receivership, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law)) against Borrower or the Guarantor, as applicable, in accordance with their respective terms.. Borrower and Guarantor have and will have all requisite power and authority to execute and deliver the Loan Documents and to perform its or their obligations thereunder.

                  (B) OTHER AGREEMENTS. The execution, delivery, performance under and compliance with the terms and provisions of the Loan Documents will not (i) require any consent or approval not heretofore obtained of any Person having an interest in, or jurisdiction or control over, Borrower or Guarantor including without limitation under the Indenture but excluding such approvals as may be necessary before the exercise of remedies under the Loan Documents, (ii) violate any provisions of, or require any consent or approval not heretofore obtained under, the Certificate of Incorporation or Bylaws, or other governing document applicable to Borrower and Guarantor (collectively, "ORGANIZATIONAL DOCUMENTS"), (iii) result in the creation or imposition of any lien, claim, charge or other rights in others or restrictions (other than as provided in the Loan Documents), which could materially adversely affect Borrower or Guarantor or its or their ability to perform its or their obligations (including without limitation the Obligations), (iv) violate any law, writ, order, regulation, injunction, decree, determination or award which might materially adversely affect Borrower or Guarantor or its or their ability to perform their obligations (including without limitation the Obligations), and/or (v) conflict or be inconsistent with, or result in any breach or default under, or permit acceleration or cancellation of, any contract, agreement, lease, or commitment to which Borrower or a Guarantor is a party or is bound.

                  (C) NO APPROVALS. No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any Governmental Authority or other Person, including without limitation, the Gaming Authorities or any Person involved in the operations or financing of the Casino or the Property, is required and not obtained and fully issued in connection with the execution, delivery and performance by Borrower (or Guarantor) of any of the Loan Documents or the enforcement by Lender of any of the Loan Documents, except that the parties recognize that certain approvals of the Gaming Authorities will be necessary before the exercise of remedies under the Loan Documents.

         5.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Financial Statements are true, correct, and complete in all material respects as of the dates specified therein and the balance sheets, profit and loss statements and statements of cash flow present fairly, the financial condition and results of operations of Borrower and Guarantor as of the dates and for the periods specified. There were no material liabilities, direct or indirect, fixed or contingent, of Borrower or Guarantor as of the dates of such Financial Statements which were not reflected therein or in the notes thereto, which have not otherwise been disclosed to Lender in writing. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the respective financial conditions of Borrower or Guarantor from the financial conditions shown in their respective Financial Statements, nor has Borrower or Guarantor incurred any material liabilities, direct or indirect, fixed or contingent, which are not shown in its Financial Statements.

         All Financial Statements were and will be prepared in accordance with GAAP. No Material Adverse Effect has resulted or occurred in the financial condition of Borrower or Guarantor since the dates of the Financial Statements.

         At all times prior to, as of, and after the date hereof, and after giving effect to the transactions contemplated under the Loan Documents, including without limitation, the borrowing of the Loan to the full extent provided in the Loan Documents, and the granting of Liens to Lender in all of the Collateral, and the incurring of all of the Obligations, the total fair value of the Borrower's and Guarantor's assets and properties exceeds the total amount of their debts and other liabilities. Borrower and Guarantor are able to pay all of their debts as they become due, and they shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Borrower, Guarantor. Borrower's and Guarantor's obligations under this Agreement and under the Loan Documents will not render them unable to pay their respective debts as they become due.

         5.4 TAXES. All ad valorem taxes and other Taxes and assessments against Borrower, Guarantor, the Casino and the Collateral, to the extent that the same are due and payable, have been paid and Borrower and Guarantor know of no basis for any additional taxes (other than ad valorem taxes and excise taxes that become due in the ordinary course of business) or assessments against Borrower, Guarantor, the Casino or the Collateral, except for those contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP and reasonably satisfactory to the Lender have been provided on Borrower's or Guarantor's books and records. As of the date of this Agreement, Borrower and Guarantor have filed all required tax returns and have paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by them, to the extent the same have become due and payable, except for those extensions permitted by Applicable Law and for those contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP and reasonably satisfactory to the Lender have been provided on Borrower's or Guarantor's books and records. Borrower and Guarantor shall account for, collect and pay any applicable sales tax, and Borrower and/or Guarantor shall account for, collect and withhold and pay all employment taxes. Without limiting the foregoing, Borrower and Guarantor represent, warrant and covenant that all Taxes against them, the Casino and the Collateral have been and will continue to be paid until such time as all Obligations owed to Lender are satisfied. Borrower and Guarantor shall indemnify Lender and hold Lender harmless from any such taxes, penalties, late charges or fines as may actually be or become due and payable; such indemnity to survive final payment of the monetary Obligations.

         5.5 COMPLIANCE WITH LAW. The Borrower and Guarantor:

                  (A) are not in violation, nor are the Property or the business operations in respect of the Casino or the Collateral in violation, of any Applicable Law in any material respect; and

                  (B) to the best of their knowledge, have not received written notice of any complaints or claims from a Governmental Authority which has not been resolved to the satisfaction of such Governmental Authority; and

                  (C) have not failed to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filing, submissions, registrations or declarations with any government or agency or department thereof necessary to the establishment, ownership or operation of the Casino, the Property or any of Borrower's or Guarantor's other assets, or to the conduct of Borrower's or Guarantor's businesses, which violation or failure to obtain or register materially adversely affects the Borrower, Guarantor, the Casino, the Property or the business, properties or condition (financial or otherwise) of the Borrower, Guarantor or the Property.

         5.6 BROKER'S FEES. Borrower has not made any commitment or taken any action which will result in a claim for any brokers', finders' or other similar fees or commitments with respect to the transactions described in this Agreement. Borrower shall defend Lender and save and hold it harmless from all claims of any Persons for any such fees which indemnity shall include reasonable attorneys' fees and legal expenses.

         5.7 TAX IDENTIFICATION/SOCIAL SECURITY NUMBERS. The Borrower's and Guarantor's respective federal taxpayer's identification numbers are as follows:

                           Borrower      -       54-2131349
                           Guarantor     -       54-2131351

         5.8 LITIGATION AND PROCEEDINGS. Except as set forth on the attached Litigation Summary, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower or Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or Guarantor or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.9 LICENSES AND PERMITS. Borrower, the Guarantor, Borrower's Affiliates involved in the operation of the Casino, each possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on Borrower's and Guarantor's business and the ownership of and operations at the Casino.

         5.10 FULL DISCLOSURE. No information, exhibit or written report furnished by or on behalf of Borrower or Guarantor to Lender in connection with the Loan, the Collateral or the Casino and no representation or statement made by Borrower or Guarantor in any Loan Document contains any material misstatement of fact or omits any material fact necessary to make the statement contained herein or therein in light of the circumstance in which they were made not misleading.

         5.11 EMPLOYEE BENEFIT PLANS. Borrower and Guarantor are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Borrower and Guarantor for the benefit of its employees. To Borrower's and Guarantor's best knowledge, no material liability has been incurred by Borrower or Guarantor for any benefit plan funding obligation, taxes or penalties which has not been satisfied and which therefore is violative of the provisions governing such plan.

         5.12 USE OF PROCEEDS/MARGIN STOCK. None of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. Neither Borrower nor Guarantor is an investment company as defined by the Investment Company Act of 1940, as amended, and is neither required to register under said Act.

         5.13 REPRESENTATIONS AS TO THE COLLATERAL.

                  (A) ACCESS. The Casino has direct access to a publicly dedicated road.

                  (B) UTILITIES. Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service the Casino and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

                  (C) IMPROVEMENTS. All costs arising from the acquisition, installation, construction and completion of any improvements and the purchase of any equipment, inventory, or furnishings located in or on the Casino have been paid, if due.

                  (D) ZONING LAWS, BUILDING CODES, ETC. The Casino and Property are in compliance in all material respects with all Applicable Laws, including without limitation all applicable zoning codes, building codes, health codes, fire and safety codes, and other applicable laws, including without limitation Environmental Laws. All inspections, licenses, permits required to be made or issued in respect of such buildings and amenities will be made or issued by the appropriate authorities. The use and occupancy of such buildings for their intended purposes is and will be lawful under all Applicable Laws. Final certificates of occupancy have been issued by the New Jersey Department of Community Affairs or the municipal building and zoning officer. The use and occupancy of the Casino does not and will not violate or constitute a non-conforming use under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of the Casino.

         5.14 COLLATERAL.

                  (A) TITLE. Borrower and Guarantor have good and marketable title to the Collateral and the Casino. There are no liens, security interests, or encumbrances against the Collateral and the Casino other than the Permitted Exceptions. Except for the Liens in favor of Lender and those under this Agreement, the Indenture or otherwise created in favor of Lender, Borrower will not grant other liens or security interests or agree to encumbrances on the Casino or the Collateral without Lender's prior written consent except for such liens as are incurred in the ordinary course of business by operation of law, provided that such liens do not exceed the sum of $10,000,000.00 in the aggregate. No financing statement or other instrument similar in effect covering all or any part of the Casino, Property, and Collateral is on file in any recording office, except such as may have been filed in favor of Lender and the Trustee.

                  (B) PERFECTION OF SECURITY INTEREST. The execution and delivery of this Agreement and the other Loan Documents, the filing or recording of UCC-1 Financing Statements in the office of the Secretary of State of New Jersey, and the recording in the Public Records of Atlantic County, New Jersey, create in favor of Lender a valid and perfected continuing first priority security interest in the Collateral which may be perfected under the Code and a first lien mortgage and security agreement on the Property and Casino. The Collateral secures and shall secure the full payment and performance of the Obligations under this Agreement.

         5.15 CONTRACTUAL OBLIGATION. Neither the Borrower nor Guarantor have received notice of any default under or with respect to any Contractual Obligation that either individually or in the aggregate, has or would be reasonably likely to result in a Material Adverse Effect. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.16 SUBSIDIARIES, AFFILIATES AND CAPITAL STRUCTURE. The Borrower has no subsidiaries, other than Guarantor, which have any interest in the Casino in any way. The Guarantor is the owner and operator of the Casino, is licensed in such capacity by the Commission, and derives substantial financial benefit from the business of the Casino. Other than the Indenture, and the documents required thereto, no Guarantor, or Borrower, or Affiliates, are parties to any stock or partnership pledges, proxies, voting trusts, member or shareholder agreements or similar arrangements pursuant to which shareholder or partnership rights, or voting authority, or rights or discretion with respect to a Borrower or Guarantor or Affiliate is vested or subject to rights in any other Person.

         5.17 ENVIRONMENTAL MATTERS. The Property and Casino do not and will not contain any Hazardous Materials and are not in violation of Environmental Laws, or subject to any existing, pending or threatened investigation by any Governmental Authority under any Environmental Laws. Neither Borrower nor the Property, nor any manager thereof, have ever used the Property as a facility for the storage, treatment or disposition of any Hazardous Materials or have received notice from any governmental agency, entity or other person with regard to Hazardous Materials on, under or affecting the Property.

         5.18 NO DEFAULTS. No Default or Event of Default exists, and there is no violation in any material respect of any term of any Organizational Document of Borrower or Guarantor.

         5.19 OTHER LOAN. Borrower and Guarantor are parties to the Indenture and the 3% Notes and the other documents related thereto (collectively the "OTHER LOAN"). Borrower represents and warrants that (a) the execution and delivery of the Loan Documents and performance of the transactions provided for thereunder do not constitute a default under the Other Loan, (b) the Collateral securing the Loan is not and will not be subject to any superior Liens in favor of any other party (including without limitation the Other Loan), other than Permitted Liens (as defined in the Indenture), and (c) the execution, delivery and performance of the Other Loan will not cause Borrower to be in Default under any of the Loan Documents. If Lender shall so require, the Lender and Trustee shall enter into inter-creditor agreements or such other documents as may be necessary in form and substance acceptable to Lender in connection with the Loan and the Other Loan. Borrower and the Guarantor covenant to comply with and fully and timely perform the covenants and agreements pertaining to the Other Loans.

         5.20 SURVIVAL OF REPRESENTATIONS. All representations and warranties of Borrower and Guarantor shall survive the Closing Date. Except to the extent they relate solely to facts or circumstances as of the Closing Date, and except as amended in writing by a Borrower or Guarantor to Lender, and reasonably approved by Lender, all such representations and warranties shall be deemed to be incorporated into each Request for Advance, and shall be deemed repeated and confirmed with respect to each Advance and as of the time of each Advance.

          5.21    GUARANTOR REPRESENTATIONS AND WARRANTIES.  The Guarantor:

                  (A) has reviewed with counsel of its choice the Loan Documents, and Guarantor accepts and consents to the terms of this Agreement and the other Loan Documents and the transactions provided for herein or therein;

                  (B) acknowledges and agrees that it will receive material benefit and valuable consideration as a result of the transactions provided for herein or contemplated under the Loan Documents;

                  (C) acknowledges and confirms its continuing obligations under the Guaranty and agreement to be bound by the terms thereof, and that it is liable as a surety and principal debtor with respect to the obligations set forth and described in the Guaranty (the "Guaranteed Obligations");

                  (D) acknowledges and agrees that the Guaranteed Obligations encompass and apply to the Loan and to all Obligations;

                  (E) is fully aware of the financial and other condition of the Borrower and is executing and delivering the Guaranty and other Loan Documents based solely upon its own independent investigation and not upon any representation or statement of Lender;

                  (F) acknowledges and confirms as of the date hereof, and after giving effect to the transactions contemplated under the Loan Documents including without limitation, the borrowing of the Loan to the full extent provided in the Loan Documents, and the granting of Liens to Lender in all of the Collateral, and the incurring of all of the Obligations, the total fair value of the Borrower's and Guarantor's Properties exceeds the total amount of their debts, and the Borrower and Guarantor are able to pay and are paying their debts as they become due; and

                  (G) acknowledges that its agreements, consents and acknowledgments contained herein, and the provisions of the Guaranty are a material inducement to Lender to close under the Loan Documents, and that, but for the Guaranty, and the Guarantor's agreements as set forth herein, Lender would decline to enter into the Loan Documents.

                                    SECTION 6
                              AFFIRMATIVE COVENANTS

         So long as any portion of the Obligations under the Loan Documents remain unpaid or Lender is committed to make Advances hereunder, Borrower and Guarantor covenant and agree as follows:

         6.1 PAYMENT OF INDEBTEDNESS AND PERFORMANCE OF OBLIGATIONS. Borrower and/or Guarantor shall pay the Loan and promptly perform all of their respective Obligations hereunder and under the Loan Documents. Borrower and Guarantor will do all things necessary which are not prohibited by law to ensure that the representations and warranties set forth herein or in any Loan Documents remain true and correct, and to prevent the occurrence of any Event of Default. Borrower and Guarantor will promptly advise Lender if any representations or warranties become materially untrue, materially incorrect or materially misleading. Borrower and Guarantor will maintain their chief executive office and principal place of business in Atlantic City, New Jersey where notices, presentations and demands in respect of the Loan Documents may be made upon the Borrower. Such office and the books and records of Borrower shall be maintained at The Sands Hotel & Casino, Indiana Avenue and Brighton Park, Atlantic City, New Jersey 08401, until such time as Borrower and/or Guarantor shall so notify the Lender, in writing, of any change of location of such chief executive office and principal place of business. The Obligations of Borrower shall inure to the benefit of Lender, and its successors, assigns and Participants, if any.

         6.2      MAINTENANCE OF INSURANCE.

                  (A) POLICIES. Borrower and Guarantor shall maintain (or the Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Lender certificates of insurance or originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Lender and containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgage benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and reasonably satisfactory to Lender, providing the following types of insurance on and with respect to the Borrower (or, as appropriate, the Guarantor) and the Property and Casino:

                           (I) Fire and extended coverage insurance (including
lightning, hurricane, tornado, wind and water damage, vandalism, malicious mischief and rent loss or business interruption coverage) covering the improvements at the Property and Casino and any personal property located in or on the Property and Casino, in an amount not less than the full replacement value of such improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, replacement cost endorsements satisfactory to lender, and shall not permit co-insurance;

                           (II) Public liability and property damage insurance
covering the Property and Casino in amounts and on terms satisfactory to Lender; and

                           (III) Such other insurance on the Property and Casino
or any replacements or substitutions therefor including, without limitation, flood insurance (if the property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Lender.

         In addition, to the extent any mortgagee other than Lender has any rights to approve the form of insurance policies with respect to the Property or Casino, the amounts of coverage thereunder, the insurers under such policies, or the designation of an insurance trustee or an attorney-in-fact for purposes of dealing with damage to any part of the Property or Casino or insurance claims or matters related thereto, or any successor to such attorney-in-fact, or any changes with respect to any of the foregoing, or disbursements of insurance proceeds for repair or restoration, Borrower and Guarantor shall ensure that Lender shall at all times have a superior right, with such other mortgagees to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney-in-fact, or insurance trustee, if any, without Lender's prior written approval.

         All insurance policies required pursuant to this Agreement shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Lender. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this SECTION 6.2 a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower and Guarantor shall deliver or cause to be delivered to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security for the Obligations.

                  (B) PROOFS OF CLAIM. In case of loss or damage or other casualty, Borrower and Guarantor shall give immediate written notice thereof to the insurance carrier(s) and to Lender. Borrower and Guarantor are authorized and empowered, subject to the terms of subsection (c) below, and Lender is also authorized and empowered, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrower and Guarantor, in writing, to agree with the insurance carrier(s) on the amount to be paid to Lender in regard to such loss, and to be paid all such insurance proceeds directly from the insurance carrier(s).

                  (C) LOSS OR CASUALTY. In the event of any fire or other casualty to or with respect to the improvements on or at the Property or Casino, or any other Collateral, Borrower and Guarantor shall give immediate written notice thereof to the insurance carrier(s) and to Lender. To the extent payable to Borrower or Guarantor under the terms of this Agreement, Borrower and Guarantor covenant that they will use the proceeds of any insurance claim to restore or repair the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Property or Casino, in accordance with applicable Requirements, provided that prior written notice is given with respect thereto to the Lender and the scope and plans for the repair and restoration and the budget and payment terms, have been approved by Lender. The insufficiency of any net insurance proceeds shall in no way relieve the Borrower or, as applicable, Borrower and Guarantor, of the obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof or of applicable Requirements, and Borrower and Guarantor covenant that Borrower or, as the case may be, the Guarantor shall promptly comply and cause compliance with the provisions of applicable Requirements relating to such restoration, repair or replacement. Borrower and Guarantor shall provide evidence satisfactory to Lender that Borrower or the Guarantor can timely and fully pay all costs of restoration or repair in excess of the net insurance proceeds available for such purpose. In addition, Borrower and Guarantor shall ensure that sufficient business interruption insurance is maintained in effect at all times. Borrower and Guarantor shall also take actions to maximize the value of Lender's security and to ensure that the Loan will be paid when due; and Borrower and Guarantor will provide reasonable assurances to Lender in respect of Lender's security and repayment. In the event of any insured damage to or destruction of the Property, Casino, or other Collateral, or any part thereof (an "Insured Casualty") where the reasonably estimated cost of restoration of such insured damage or destruction is less than $10,000,000.00 and: (a) the proceeds of insurance (plus the amount of any deductible) are sufficient to enable Borrower or Guarantor to achieve a full restoration the Property; (b) the term of, and proceeds derived from, Borrower's or Guarantor's business interruption insurance (or other similar insurance) shall be sufficient to fully cover the period of restoration;
(c) Lender determines that the restoration is reasonably capable of being completed, and is actually completed, at least 30 days prior to the Final Maturity Date; and (d) the restoration can be completed, and is actually completed, within 150 days from the date that the Insured Casualty occurred, then, if no Event of Default shall have occurred and be continuing, the proceeds of insurance shall be applied to reimburse Borrower or Guarantor for the cost of restoring, repairing, replacing or rebuilding the Property, Casino, or other Collateral, or the part thereof that is the subject of the Insured Casualty; and Borrower or Guarantor, as may be applicable, hereby covenants and agrees forthwith to commence and diligently to prosecute to completion such restoring, repairing, replacing or rebuilding within a commercially reasonable period of time. On or before the date that is 60 days after the receipt of those insurance proceeds that are permitted to be paid to Borrower or Guarantor, as may be applicable, pursuant to the terms of this subsection, Borrower or Guarantor shall provide notice to Lender confirming that such insurance proceeds shall be applied to the restoration, repairs, replacements, and rebuilding that are the subject of the Insured Casualty, and describing in reasonable detail the work that is to be performed. As to the losses and proceeds that are described in the immediately preceding sentence, Lender may (y) settle and adjust any claim without the consent of Borrower or Guarantor, as may be applicable, or (z) allow Borrower or Guarantor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, however, that Borrower or Guarantor, as may be applicable, may adjust and collect losses aggregating not in excess of $10,000,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds in excess of $10,000,000.00. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Indebtedness, shall be secured by the Mortgage and shall be reimbursed by Lender to Borrower on demand. Except as is otherwise provided in this Section 6.2(c), all proceeds from insurance claims shall be paid to the Lender, which shall have the option, in its absolute discretion, to declare such proceeds to be Mandatory Prepayments, or to transfer such proceeds to the Borrower or Guarantor, as may be applicable, to restore, repair, or replace the Property, Casino, or other Collateral. To the extent Lender actually receives any insurance proceeds described in this Section that equal or exceed the cost of repair or restoration as provided herein and such amounts exceed the amount necessary to pay and satisfy the Loan in full, then, except as may be required by law and subject to the rights of any insurer having paid such insurance proceeds, Lender shall transfer such excess insurance proceeds to the Borrower.

         6.3 CONDEMNATION. In the event that all or a substantial portion of the Casino or Property is condemned, seized or appropriated by a Governmental Authority, Lender may, at its option, upon written notice to Borrower, declare its Commitment to lend hereunder terminated, whereupon its Commitment to lend shall immediately terminate. Any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking of any portion of the Casino or Property which is mortgaged to Lender, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender to the extent of Lender's interests. Lender is authorized (but is under no obligation) to collect any such proceeds. Upon receipt of such proceeds, Lender may, in its sole discretion, elect to (a) apply the Net Proceeds of any such condemnation award as a Mandatory Prepayment in reduction of the Obligations to the Lender in such order and manner as the Lender may elect, whether due or not or (b) pay all, or a portion, of such proceeds to Borrower to be used solely, and to the extent necessary, for the restoration or repair of the Property.

         6.4 INSPECTIONS AND AUDITS. Borrower shall during normal business hours permit any agents or representatives of Lender to inspect the Casino and any of Borrower's or Guarantor's assets (including financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of Borrower or the Guarantor and to discuss their affairs, finances and accounts with any of their officers, employees or independent public accountants. Borrower and Guarantor acknowledge that Lender intends to conduct such audits and inspections on at least an annual basis, but Lender reserves its rights to conduct audits and inspections on a more frequent basis if it, in its reasonable commercial discretion, determines such action to be necessary or desirable. Borrower and Guarantor shall make available to Lender all credit information in Borrower's and Guarantor's possession or under Borrower's and Guarantor's control as Lender may request. All inspections, audits and credit investigations shall be at Borrower's expense including all travel expenses of Lender's employees.

         6.5 REPORTING AND NOTICE REQUIREMENTS. So long as the Indebtedness under the Loan Documents remains unpaid,

                  (A) YEAR END FINANCIALS. Borrower and Guarantor shall furnish to the Lender, simultaneous with but not later than the date that annual filings are legally required to be submitted to the Securities and Exchange Commission (the "SEC"): (i) the balance sheets, profit and loss statements and statements of sources and uses of cash of the Borrower and Guarantor as of the end of such year and the related statements of income and cash flow for such fiscal year;
(ii) a schedule of all outstanding Indebtedness of the Borrower and Guarantor describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; and (iii) with respect to the Financial Statements of the Borrower and Guarantor, copies of reports from a firm of independent certified public accountants selected by Borrower, which report shall be unqualified as to going concern and scope of audit and shall state that such Financial Statements present fairly the financial position of the Guarantor and Borrower as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP.

                  (B) QUARTERLY FINANCIAL REPORTS. Borrower and Guarantor shall furnish to the Lender, simultaneous with but not later than the date that quarterly filings are legally required to be submitted to the SEC, unaudited financial statements of Borrower and Guarantor certified by the chief financial officer of each.

                  (C) OFFICER'S CERTIFICATE. Each set of annual Financial Statements or reports delivered to the Lender pursuant to this Agreement will be accompanied by a certificate of the President, Chief Executive Officer or Chief Financial Officer of the Borrower (or Guarantor as applicable), setting forth that the signers have reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the parties) and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Borrower or Guarantor from the beginning of the period covered by the Financial Statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and period of existence thereof and what action the Borrower or Guarantor has taken or proposes to take with respect thereto. Such certificate shall be in a form that is reasonably acceptable to Lender.

                  (D) AUDIT REPORTS. Promptly upon receipt thereof, Borrower and Guarantor shall furnish to the Lender one (1) copy of each other report submitted to Borrower and Guarantor by independent public accountants in connection with any annual, interim or special audit made by them of the books of Borrower and Guarantor, and a copy of each auditor's letter sent to management.

                  (E) TAX RETURNS AND TAX RECEIPTS. Promptly upon request, Borrower and Guarantor will furnish to the Lender copies of filed tax returns and tax statements and evidence of payment of all taxes levied on the Property and Casino prior to the date such taxes become delinquent.

                  (F) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, Borrower shall furnish to the Lender a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

                  (G) NOTICE OF CLAIMED DEFAULT. Immediately upon becoming aware that the holder of any material obligation or of any evidence of material Indebtedness of Borrower or Guarantor has given notice or taken any other action with respect to a claimed default or event of default thereunder, Borrower and/or Guarantor shall furnish to the Lender a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower or Guarantor is taking or proposes to take with respect thereto.

                  (H) MATERIAL ADVERSE DEVELOPMENTS. Immediately upon becoming aware of any development or other information which may materially and adversely affect the Borrower, Guarantor, the Collateral, the Casino, or the business, or condition (financial or otherwise) of the Borrower or Guarantor or the ability of either to perform their Obligations under this Agreement, Borrower and Guarantor shall provide the Lender with telephonic or telefaxed notice, followed by mailed written confirmation, specifying the nature of such development or information and such anticipated effect.

                  (I) OPERATING PLAN. As soon as practicable, and in any event within thirty (30) days following to the beginning of each Fiscal Year, an operating plan for the Borrower and Guarantor for such Fiscal Year (including an operating budget) prepared in a manner consistent with the projections delivered by the Borrower and Guarantor on or prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of the chief financial officer, the controller or the treasurer of the Borrower and Guarantor on behalf of the Borrower and Guarantor, respectively, to the effect that (i) such projections were prepared by the Borrower in good faith, (ii) the Borrower has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions; provided however that, no representation or warranty of any kind is made or implied that such projections or operating plan will be attained.

                  (J) OTHER REPORTS. The Borrower and Guarantor shall promptly deliver to the Lender copies of each written notice or request, financial statement, budget or other information received by the Borrower or Guarantor and such other reports, statements, notices or written communications relating to the Borrower, the Casino or the Guarantor as the Lender may require, in its reasonable discretion.

         6.6 RECORDS. Borrower and Guarantor shall keep adequate records and books of account reflecting all financial transactions of Borrower and Guarantor, in which complete entries will be made in accordance with GAAP.

         6.7      INTENTIONALLY OMITTED.

         6.8 MAINTENANCE. Borrower shall maintain the Casino and the Properties in good repair, working order and condition, except for wear and tear incurred in the ordinary course of business, and shall make or cause to be made all necessary replacements to the Casino and the Properties.

         6.9 PAYMENT OF TAXES AND CLAIMS. Borrower and/or Guarantor will pay when due, all ad valorem and other Taxes and assessments imposed upon the Property, the Casino, the Collateral, the Borrower, Guarantor, or any of its or their property, or with respect to any of its franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents and all other charges and assessments against Borrower, Guarantor, the Collateral and the Casino which Borrower is legally obligated to pay before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable, except for those contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on Borrower's and Guarantor's books and records. If the Guarantor fails to make such payments, Borrower shall promptly pay such amounts. Except for the Liens in favor of Lender granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics', material men's, judgment or tax liens) shall attach to any of the Collateral, the Property, or the Casino, which shall, in any event, be subordinate to the Lien of Lender. In the event any such Lien attaches to any of the Collateral, the Property, or the Casino, Borrower shall, within thirty (30) days after any such Lien attaches, either: (i) cause such Lien to be released of record; or (ii) provide Lender with a bond in accordance with the Applicable Laws of the State, issued by a corporate surety acceptable to Lender, in an amount and form reasonably acceptable to Lender.

         6.10 APPLICATION OF PROCEEDS. The Lender shall be entitled to the direct receipt of proceeds from (i) any insurance carrier not required to be used to replace any Collateral, (ii) the sale of any of the Collateral, except in the ordinary course of business and only to the extent replaced with new Collateral of at least equal quality and value, (iii) all Net Proceeds arising or generated from any debt or subordinated debt hereafter issued by Borrower or Guarantor, and (iv) all Net Proceeds from any condemnation awards, and similar events that are not in the ordinary course of Borrower's and Guarantor's respective businesses. Borrower and Guarantor shall execute and deliver to Lender such written authorization and confirmations as Lender may require to implement the terms of this Section. Alternatively, Lender's submission of a copy of this Agreement, or portions thereof, shall be sufficient evidence of Borrower's and Guarantor's authorization for the direct payment of the foregoing proceeds to Lender, and Borrower and Guarantor both expressly and irrevocably confirm such authorization and direction by their execution of this Agreement. Other than as provided in this Agreement, in the event that any of the foregoing proceeds are paid to Borrower or Guarantor, they shall deliver such proceeds immediately to Lender in their original form and, pending delivery to Lender, Borrower and Guarantor will hold such proceeds as agent for Lender and in trust for Lender. All such proceeds shall constitute Mandatory Prepayments at the Lender's sole election.

         6.11 RELEASE AND BONDING OF LIENS. In the event any lien attaches to the Property or any other Collateral, other than pursuant to the Indenture or the documents entered into thereto, Borrower shall, within thirty (30) days after such attachment, at Borrower's option either (a) cause such lien to be released of record, or (b) provide Lender with a bond in accordance with the applicable laws of the state in which the Casino is located, issued by a corporate surety acceptable to Lender, in an amount acceptable to Lender and in form acceptable to Lender, or (c) provide Lender with such other security as Lender may reasonably require.

         6.12 CLAIMS. Borrower and Guarantor shall (a) promptly notify Lender of
(i) any claim, action or proceeding affecting the Casino, the Property, or the Collateral, or any part thereof, or any of the security interests granted hereunder which would have a Material Adverse Effect, and (ii) any action, suit, proceeding, order or injunction of which Borrower or Guarantor become aware after the date hereof pending or threatened against or affecting Borrower, or Guarantor which would have a Material Adverse Effect; (b) at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action or proceeding; and (c) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any Governmental Authority.

         6.13 CONTROLLED ACCOUNT. Borrower has entered into a Deposit Account Control Agreement which shall contain such terms and conditions as Lender in its sole discretion may require and shall provide that (a) the depository bank shall disburse payments to Lender as provided therein, (b) the Borrower shall have no rights to such payments after the declaration of an Event of Default, and (c) the depository bank shall have no right of setoff with respect to funds held by depository bank pursuant to the Deposit Account Control Agreement.

         6.14 SUBORDINATED OBLIGATIONS. All Indebtedness or liabilities, direct or indirect, contingent or non-contingent, now or hereafter created, between Borrower and Guarantor, or by and among Borrower, Guarantor, and any shareholder, partner, or Affiliate of Borrower, and all liens therefor (collectively, "SUBORDINATED INDEBTEDNESS"), are hereby and shall be subordinated to the Loan.

         Upon an Event of Default, Borrower will not, directly or indirectly,
(a) permit any payment to be made in respect of any Subordinated Indebtedness, which payments shall be and are hereby made subordinate to the payment of principal of, and interest on the Loan and any other loan outstanding from Borrower to Lender at the time, or (b) make or permit any payment to be made in respect of the Indebtedness, liabilities or Obligations, direct or contingent, which, by separate agreement are made subordinate to the payment of principal of the Loan, or (c) make or permit the amendment, rescission or other modification of any of Borrower's or Guarantor's Subordinated Indebtedness in such a manner as to affect adversely the priority of Lender's right to payment and collection or the lien priority of the Collateral. As additional security for this Agreement and Borrower's Obligations, Borrower and Guarantor, for value received, hereby assigns to Lender and grants to Lender a security interest in its right, title and interest in and with respect to their debt, liens or claims which are, or by other agreement are made, subordinate to the Loan and/or Collateral in favor of Lender.

         6.15 COMPLIANCE WITH LAWS. Borrower and Guarantor shall comply with, conform to and obey all Applicable Laws, and Borrower, Guarantor, and the ownership and operation of the Casino shall comply with all applicable Requirements, and each indenture, order, instrument, agreement or document to which Borrower or the Guarantor is a party or by which either are bound. Borrower, Guarantor, and the Casino shall maintain in full force and effect, at all times and without any suspension, moratoria, or termination, each Gaming License that is or may be required by any applicable Gaming Law to be and remain licensed and to conduct casino gaming and to own and operate a casino in New Jersey, including without limitation, the Casino.

         6.16 MAINTENANCE OF EXISTENCE, QUALIFICATION AND ASSETS. Borrower and Guarantor shall at all times (a) maintain their legal existence in current active status, (b) maintain their qualifications to transact business and good standing in the State of New Jersey and in any jurisdiction where it conducts business in connection with the Casino, (c) maintain its casino license under the Casino Act, and (d) comply or cause compliance with all Applicable Laws, including without limitation, the Casino Act.

         6.17 INTENTIONALLY OMITTED.

         6.18 FICA, WORKERS' COMPENSATION AND UNEMPLOYMENT TAX. Upon request of Lender, Borrower and Guarantor shall promptly furnish to Lender proof reasonably satisfactory to Lender that Borrower's obligations to make deposits for F.I.C.A., social security and withholding taxes, and workers' compensation and unemployment tax obligations have been satisfied.


         6.19 FURTHER ASSURANCES. Borrower and Guarantor will execute and deliver, or cause to be executed and delivered, such other security agreements, financing statements and assignments and such other agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith, may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations under the Loan Documents and to maintain as valid, enforceable and perfected first priority liens and security interests, all Liens and security interests in the Collateral granted to lender to secure the Obligations under the Loan Documents.

         6.20 PERFORMANCE UNDER OTHER LOAN. Borrower and Guarantor will pay their respective Indebtedness in accordance with the terms of the Indenture and perform their respective obligations thereunder, with respect to which a default could have a Material Adverse Effect, and Borrower and Guarantor will take actions as may be necessary to prevent a default or acceleration of Indebtedness thereunder.

         6.21 UTILITIES. Guarantor shall provide to make available electric, gas, sanitary and storm water sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities for the Casino in sufficient capacity to service the Casino.

         6.22 MAINTENANCE AND AMENITIES. Borrower will maintain, or will cause the Guarantor, as applicable, to maintain the Casino in good condition and repair, except wear and tear incurred in the ordinary course of business.

         6.23 FINANCIAL COVENANTS. At all times any Obligations are outstanding or Lender is obligated to make Advances, Borrower and Guarantor agree to the following (to be maintained on a consolidated basis):

                  (A) EBITDA. Borrower and Guarantor agree to maintain a minimum EBITDA of Twelve Million Five Hundred Thousand ($12,500,000.00) Dollars, which shall be measured and confirmed as of the twelve (12) month period ended each respective January 1, April 1, July 1, and October 1 of each year until the full and final satisfaction of the Loan.

                  (B) MINIMUM LEVERAGE RATIO. Borrower shall not permit its ratio of Total Debt to EBITDA, as measured and confirmed annually on a trailing twelve (12) month basis to Lender's satisfaction, to exceed 6.25:1.

                  (C) FINANCIAL COVENANT DEFINITIONS. As used herein:

                           (I) TOTAL DEBT shall mean, for any period, the
aggregate amount (determined in accordance with GAAP) of principal due and interest required to be accrued in cash during such period by the Borrower and Guarantor in respect of, without duplication, (i) borrowed money, including without limitation the Loan and the Other Loan, and other Indebtedness, (ii) the Other Loan, and (iii) any Subordinated Debt (including without limitation the Subordinated Indebtedness) now or at any time created or incurred by Borrower or Guarantor.

                           (II) EBITDA shall mean, for any period, the net
income of Borrower and Guarantor on a consolidated basis and as determined in accordance with GAAP, before interest expense and provision for taxes, and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business, plus the amount of all amortization of intangibles and depreciation and all non-cash charges in respect of pension and retiree benefits that were deducted in arriving at net income, and minus distributions to Borrower.

                                    SECTION 7
                               NEGATIVE COVENANTS

         So long as any portion of the Indebtedness under the Loan Documents remains unpaid or Lender is committed to lend hereunder, Borrower, and to the extent applicable to it, Guarantor, hereby covenant and agree with Lender as follows:

         7.1 CONSOLIDATION AND MERGER. Borrower and Guarantor will not, without the prior written consent of Lender, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into either entity unless Borrower or Guarantor is the surviving entity and (a) continues to comply with the financial covenants contained herein, and (b) after giving effect to such consolidation or merger on a pro-forma basis (subject to Lender's reasonable analysis), Borrower and Guarantor are in compliance with all of their covenants under this Agreement and the other Loan Documents.

7.2      RESTRICTIONS ON TRANSFERS.

         (a) Guarantor shall not, without the prior written consent of Lender, change the ownership interests of the Guarantor, or add an additional member of Guarantor, or transfer, sell, pledge, convey, lease, license, assign or encumber all or any portion of the Casino or the Collateral (or contract to do any of the foregoing, including options to purchase).

         (b) Without limiting the generality of the foregoing and subject to the terms of this Agreement, the prior written consent of Lender shall be required for: (i) any transfer of the Casino or the Collateral to a subsidiary or any Affiliate or otherwise; (ii) except to the extent provided in Section 7.1 above, any merger or consolidation, disposition or other reorganization of Guarantor; and (iii) any change in the ownership interest of the Borrower or Guarantor that exceeds twenty (20%) percent, whether in a single transaction or cumulatively, other than changes in the ownership interest of the Borrower resulting from (A) the sale (or distribution) of the outstanding common stock of the Borrower that is owned by GB Holdings, Inc., (B) the conversion of the 3% Notes, (C) the exercise of warrants of the Borrower, or (D) any transfer or disposition of common stock, warrants, or 3% Notes of the Borrower by an existing holder of common stock, warrants, or 3% Notes of the Borrower, to one or more of its affiliates. In the event that Lender, in Lender's sole discretion, is willing to consent to a transfer which would otherwise be prohibited by this Section, Lender may condition its consent on such terms as it desires, including, without limitation, an increase in the applicable Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Lender in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower or Guarantor violate the terms of this Section, in addition to any other rights or remedies which Lender may have herein, in any other Loan Document, or at law or in equity, Lender may by written notice to Borrower increase, effective immediately as of the date of such violation, the applicable Interest Rate to the applicable Default Rate.

         7.3 CASINO REGIMEN. Borrower and Guarantor shall not as owner or otherwise, take actions that could or do cause a Material Adverse Effect that may lead to impairment or disruption of Guarantor's ability to own and operate the Casino, including without limitation proceedings filed under the Casino Act.

         7.4 USE AS CASINO. The Borrower shall not, as the owner of Guarantor, and Guarantor shall not as owner, or otherwise, without the prior written consent of the Lender, request or otherwise initiate, consent to or acquiesce in any zoning classification or reclassification of the Property or the adoption, issuance, imposition or amendment of any other law, ordinance, rule, regulation, order, judgment, injunction or decree relating to the use, occupancy, operation, development or disposition of the Property or which would limit the casino hotel use thereof or reduce its fair market value. Borrower and Guarantor shall not enter into, consent to or otherwise cause, permit or suffer the Casino to become subject to any covenant, agreement or other arrangement restricting or limiting the use, occupancy, operation, development or disposition thereof (other than any covenant contained in this Agreement or the other Loan Documents).

        7.5 MODIFICATION OF ORGANIZATIONAL DOCUMENTS. The Borrower and Guarantor shall not amend, modify or otherwise change their certificate of incorporation or bylaws, certificate of formation or operating agreement (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock or Equity Interests (including any shareholders' and members' agreements) except any such amendments, modifications or changes pursuant to this clause that either individually or in the aggregate would not be materially adverse to the interests of the Lenders.

         7.6 COLLATERAL. Borrower and Guarantor shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Collateral or any of the rights of Lender in the Collateral.

         7.7 OTHER LOAN. Borrower and Guarantor shall not permit any material default by the Borrower under the Other Loan, which is not timely cured, if cure is permitted, and which results in the formal declaration of a default or acceleration of Indebtedness as provided in the documents evidencing or securing the Other Loan.

         7.8 USE OF LENDERS' NAMES. Other than as my be required by the SEC, other Governmental Authorities, or Applicable Law, Borrower will not, and will not permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan and as required in dealings with Governmental Authorities.

                                    SECTION 8
                                EVENTS OF DEFAULT

         An "EVENT OF DEFAULT" shall exist if any of the following shall occur:

         8.1 PAYMENTS. Borrower shall fail to make any principal payment on the Loan on or before the date such payment is due or Borrower shall fail to pay any interest on the Loan or any other amount payable hereunder within three (3) days after such interest or other amount becomes due.

         8.2 FAILURE TO PERMIT INSPECTIONS. Borrower shall fail to comply with the provisions of SECTION 6.4 of this Agreement and such failure continues for a period of five (5) days.

         8.3 COVENANT DEFAULTS. Borrower or Guarantor shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents (other than any covenant or agreement obligating Borrower to maintain insurance, pay taxes, or pay any other indebtedness of Borrower or Guarantor beyond any cure period provided in respect thereof, whether under the Indenture, the 3% Notes, or otherwise, as to which there shall be no cure period under this Agreement or the Loan Documents), and such failure shall continue for thirty (30) days after Lender delivers written notice thereof to Borrower; provided, however, if the failure is incapable of cure within such thirty (30) day period and Borrower shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed thirty (30) days.

         8.4 WARRANTIES OR REPRESENTATIONS. Any statement, representation or warranty made by or on behalf of Borrower or any Guarantor in the Loan Documents, any Financial Statements or any other writing delivered to Lender in connection with the Loan is false, misleading or erroneous in any material respect as of the date made or reaffirmed.

         8.5 BANKRUPTCY. A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against Borrower or Guarantor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within forty five (45) days of its filing), or a custodian, receiver or trustee for Borrower, Guarantor or the Casino is appointed and not discharged in forty five (45) days, or Borrower or Guarantor makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due.

         8.6 ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing or levy or seizure against Borrower or Guarantor of one or more attachments, executions, tax liens or judgments for the payment of money cumulatively in excess of $500,000.00, which is not discharged in full or stayed within forty-five (45) days after issuance or filing, or the issuance by a court of competent jurisdiction of an injunction or similar restraint that is reasonably likely to cause a Material Adverse Effect.

        8.7 MATERIAL ADVERSE EFFECT; SALE OF OWNERSHIP INTEREST THEREIN; CHANGE OF MANAGEMENT. The occurrence of a Material Adverse Effect or upon the transfer of any ownership interest in Guarantor from that existing on the date of this Agreement without the prior written consent of Lender, and except to the extent permitted in Section 7.2 above.

        8.8 CRIMINAL PROCEEDINGS. The indictment of Borrower or Guarantor under any criminal felony statute, or the commencement of felony criminal proceedings or the commencement of civil proceedings against Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any Collateral, or a criminal investigation has been commenced, for any adversary proceeding has been commenced by the State of New Jersey or any agency thereof under the Casino Act with respect to the termination of the license of Borrower or Guarantor, or the occurrence of an event described in clause (c) of Disqualification.

        8.9 LOSS OF LICENSE. The loss, revocation, suspension, or failure to renew or file for renewal of any material registration, approval, license, permit or franchise now held or hereafter acquired by the Borrower and/or Guarantor, or with respect to the ownership and operation of the Casino, or the failure to pay any fee, which is necessary for the continued operation of the Casino or the Borrower's or Guarantor's business as presently conducted, or which creates a Material Adverse Effect on either Borrower or Guarantor.

         8.10 DEFAULT BY BORROWER OR GUARANTOR IN OTHER AGREEMENTS. Any default by Borrower or Guarantor resulting in a declared event of default in connection with the Other Loan, or in respect of any other loan in favor of any creditor of Borrower or the Guarantor after the expiration of any applicable grace or cure period which accelerates the maturity of such Indebtedness; or any default resulting in a declared Event of Default which permits the holders of such Indebtedness to elect a majority of the voting control of Borrower or Guarantor or any Event of Default by Borrower or Guarantor.

        8.11. DEPOSIT ACCOUNT CONTROL AGREEMENT. The failure of Borrower or Guarantor to comply with the terms and provisions of that certain Deposit Account Control Act Agreement between Lender, Borrower, and Guarantor, which, notwithstanding anything in this Agreement to the contrary, shall be subject to a cure period of one (1) Business Day only.

        8.12. ADDITIONAL NOTICE. Except as provided in Section 8.11 above, as to which no additional notice or cure period shall be required, Lender shall provide two (2) Business Days' advance notice to Borrower and Guarantor of its determination to declare an Event of Default upon the expiration of previous notice provisions and cure periods that are contained in this Agreement.

                                    SECTION 9
                                    REMEDIES

         9.1 REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Lender may take any one or more of the following actions, all without notice to Borrower:

                  (A) ACCELERATION. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Indebtedness under the Loan Documents, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

                  (B) TERMINATION OF OBLIGATION TO ADVANCE. Without demand or notice of any nature whatsoever, terminate any commitment (or any portion of any such commitment) of Lender to perform or to lend under this Agreement in its entirety, or any other agreement or agreements between Lender and Borrower, to the extent Lender shall deem appropriate.

                  (C) JUDGMENT. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial or other procedures under law. Lender's right to sue and recover a judgment either before, after or during the pendency of any proceeding for the enforcement of any Lien in favor or Lender, including without limitation the Mortgage, and the right of Lender to recover such judgment shall to the fullest extent permitted by law not be affected by any taxing, possession or foreclosure sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the terms of any Lien in favor of Lender.

                  (D) SALE OF COLLATERAL. Subject to the Casino Act and related rules and regulations, exercise all the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral) including (i) require Borrower and Guarantor to, and Borrower and Guarantor hereby agree that they will, at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (ii) enter upon any premises of Borrower and Guarantor and take possession of the Collateral; and (iii) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) business days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of Indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower and Guarantor shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower and/or Guarantor directly. To the extent permitted by law, Borrower and Guarantor hereby specifically waive all rights of redemption, stay or appraisal which either has or may have under any law now existing or hereafter enacted.

                  (E) LENDER'S RIGHT TO TAKE POSSESSION, OPERATE AND APPLY
INCOME.

                      (I) Upon Lender's demand, and subject to the Casino Act and related rules and regulations, Borrower shall forthwith surrender to Lender the actual possession of the Collateral and, Lender may enter and take possession of all the Collateral and may exclude Borrower, Guarantor, and their agents and employees wholly therefrom and may have joint access with Borrower and Guarantor to their books, papers and accounts. If Borrower or Guarantor fail to surrender or deliver all or any portion of the Collateral to Lender upon demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession and Borrower and Guarantor hereby specifically consent to the entry of such a judgment or decree.

                      (II) Upon every such lawful entering upon or taking of possession, Lender may hold, store, use, operate, manage and control the Collateral, including without limitation the Property, and conduct Borrower's and/or Guarantor's business on the property and, from time to time do any of the following things as Lender may from time to time deem necessary, appropriate or desirable:

                           (A) make all maintenance, repairs, renewals,
replacements, additions and improvements necessary and proper to the Property and purchase or otherwise acquire additional fixtures, personalty and other property;

                           (B) insure, manage and operate the Property and
exercise all of the rights and power of Borrower and/or Guarantor (in Lender's name or otherwise) with respect to the insurance, management and operation of the Property;

                           (C) enter into any and all agreements with respect to
the exercise by others of any of the powers herein granted to Lender.

                      (III) Lender may collect and receive all the income, revenues, rents, issues and profits of the Property, including those past due as well as those accruing thereafter. Lender shall apply such sums received by Lender, first to the payment of accrued interest and then to the payment of principal and all other sums or Indebtedness that may be due hereunder, after deducting therefrom:

                           (A) All expenses of taking, holding, managing and
operating the Property (including compensation for the services of all persons employed for such purposes);

                           (B) The cost of all such maintenance, repairs,
renewals, replacements, additions, betterments, improvements, purchases and acquisitions;

                           (C) The cost of insurance;

                           (D) Such taxes, assessments and other charges, as
Lender may determine to pay;

                           (E) other proper charges upon the Property or any
part thereof; and

                           (F) The compensation, expenses and disbursements of
the attorneys and agents of Lender, including reasonable attorneys' fees and costs for any appeal.

                      (IV) If an Event of Default giving rise to pursuit of the foregoing remedy shall have been cured, Lender may, at its option, surrender possession of the Collateral to Borrower or Guarantor, its or their successors or assigns; provided, however, that Lender's right to take possession and to pursue any other remedies hereunder or under any of the Loan Documents shall exist if any subsequent Event of Default shall occur and be continuing.

                  (F) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower and Guarantor hereby consent to any such appointment.

                  (G) EXERCISE OF OTHER RIGHTS. Exercise any and all other rights or remedies afforded by any Applicable Laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.

         9.2 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence and during the continuance of an Event of Default, Lender may offset and apply against the Indebtedness under the Loan Documents any and all Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, Indebtedness or other moneys due or owing to Borrower or Guarantor held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not.

         9.3 WAIVERS. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrower and Guarantor waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that its liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes. Borrower and Guarantor also hereby waive the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents.

         9.4 CUMULATIVE RIGHTS. All rights and remedies available to Lender under the Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness under the Loan Documents is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

                                   SECTION 10
                            CERTAIN RIGHTS OF LENDER

         10.1 PROTECTION OF COLLATERAL. The Lender may at any time and from time to time take such actions as it deems necessary or appropriate to protect Lender's liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower and Guarantor agree to cooperate fully with all of the Lender's efforts to preserve the Collateral and Lender's liens and security interests therein.

         10.2 PERFORMANCE BY LENDER. If Borrower or Guarantor fail to perform any agreement contained herein, Lender may, but shall not be obligated to, cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower pursuant to SECTION 10.4 below.

         10.3    LENDER SUCCESSORS AND ASSIGNS/LOAN PARTICIPANTS.

                  (A) The provisions of this Agreement shall be binding upon and inure to the benefit of the Lender and its successors and assigns.

                  (B) Lender may at any time grant to one or more institutions acceptable to Lender (each a "PARTICIPANT") participating interests in the Loan (a "PARTICIPATION"); provided that, such institutions are Eligible Assignees, except that a Participant must only be qualified and approved by the Gaming Authorities and the Commission if legally required, subject to Lender's or any Participant's rights to appeal any adverse determination; provided further that, Lender shall provide notice to the Borrower and its counsel of any Participation grant, but the failure of Lender to provide timely notice shall not render any Participation void or voidable. In the event of any such grant of a Participation, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its Obligations hereunder.

         10.4 FEES AND EXPENSES. Borrower agrees to promptly pay all reasonable Loan Costs. After the declaration of an Event of Default, Loan Costs may, at Lender's option and without prior notice to Borrower, be automatically paid in the form of an Advance, whether or not a Request for Advance is then made by Borrower or is pending disposition by Lender.

         10.5 ASSIGNMENT OF LENDER'S INTERESTS/DISQUALIFIED LENDER. Subject to the provisions of this Agreement, Lender shall have the right to assign all or any portion of its rights in this Agreement, the Note, and the other Loan Documents to any Eligible Assignee. Additionally, Borrower and Guarantor shall have the right to remove a Disqualified Lender as a party to this Agreement, the Note, and the other Loan Documents. In such event, the Lender being removed shall within five (5) Business Days after notice of removal pursuant to this
Section 10.5 execute and deliver a Lender Assignment Agreement to Lender or one or more Eligible Assignees designated by the Lender acceptable to the Administrative Agent, subject to payment of a purchase price by such Eligible Assignee in an amount not to exceed the principal, interest and fees owed to such Lender. The interests of any Disqualified Lender under this Agreement shall be subject to the regulatory jurisdiction of all Gaming Authorities.

         10.7    INTENTIONALLY OMITTED.

         10.8 NO LIABILITY OF LENDER. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender, shall be construed in any way as an assumption by Lender of any Obligations, responsibilities or duties of Borrower or Guarantor arising in connection with the Casino, or under any of the Operating Contracts, or in connection with any other business of Borrower, Guarantor, or the Collateral, or otherwise bind Lender to the performance of any Obligations with respect to the Casino or the Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower or Guarantor , including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement nor any action or actions on the part of Lender taken hereunder, shall constitute an assumption by Lender of any Obligations of Borrower or Guarantor with respect to the Casino, the Collateral, or any documents or instruments executed in connection therewith, and Borrower and/or Guarantor shall continue to be liable for all of the Obligations thereunder or with respect thereto.

         10.9 INDEMNIFICATION OF LENDER. Borrower and Guarantor shall jointly and severally, indemnify Lender and hold Lender, and its subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the "INDEMNIFIED LENDER PARTIES") harmless from and against any and all liabilities, Indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnified Lender Parties, in any way relating to or arising out of (a) this Agreement and the other Loan Documents and/or (b) any of the transactions contemplated herein, therein or thereby (including those in any way relating to or arising out of the violation by Borrower of any Other Loans, or federal or state laws including Environmental Laws. Without limiting the generality of the foregoing, this indemnity shall include all liabilities, Indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements asserted against or incurred by any Indemnified Lender Parties by reason of (i) any breach of any covenant obligation or agreement or the incorrectness or inaccuracy of any representation and warranty of the Borrower or the Guarantor contained in this Agreement or any of the Loan Documents (including without limitation any certification of the Borrower or the Guarantor delivered to Lender); (ii) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Casino Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (iii) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (iv) the failure of Borrower or Guarantor to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (v) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Casino of any Hazardous Materials; (vi) the removal or remediation of any Hazardous Materials from the Casino required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (vii) claims asserted by any Person (including without limitation any Governmental Authority, in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Casino; (viii) the violation or claimed violation of any Environmental Laws in regard to the Casino; or (ix) the preparation of an environmental audit or report on the Casino, whether conducted by Lender, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower or Guarantor any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed; provided, however, that Borrower and Guarantor shall not be required to protect and indemnify Lender from the consequences of Lender's negligence, where that negligence is finally adjudicated to constitute the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

         10.10 EXPENDITURES BY LENDER. Any reasonable sums expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided in any Loan Document or in accordance with applicable law shall become part of the Indebtedness under the Loan Documents and shall bear interest at the Interest Rate, from the date of such expenditure until the date repaid, except that the Default Rate shall apply to the extent incurred or which remain unpaid after the declaration of an Event of Default.

         10.11 DIMINUTION IN VALUE OF COLLATERAL. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.

         10.12 LENDER'S RIGHT OF SET-OFF. Following the occurrence of and during the continuance of an Event of Default, Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower and/or Guarantor.

         10.13 FEDERAL RESERVE SYSTEM/WIRE TRANSFERS. The obligation of Lender to make any Advance by wire transfer of funds to Borrower or any Person shall be subject to all Applicable Laws, including policies of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk as in effect from time to time. Borrower acknowledges that such laws, regulations and policy may delay transmission of funds to or on behalf of Borrower. Borrower shall pay Lender a fee reasonably determined by Lender for every wire transfer made by Lender on behalf of Borrower.

                                   SECTION 11
                                TERM OF AGREEMENT

         This Agreement shall continue in full force and effect and Liens and the security interests granted hereby and the duties, covenants and liabilities of the Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. The Borrower shall have the right at any time, at its election, by written notice to the Lender to terminate the unused portion of the Commitment and upon such termination the Unused Line Fee shall cease and, in addition, Borrower may in such notice give notice of payment and termination of the Loan Facility and repay the principal amount of the Loan then outstanding, the interest which has accrued on such principal amount prior to the date of payment, all Loan Costs due hereunder, and any Unused Line Fee which has accrued and is due hereunder prior to the date of such notice, and upon the giving of such notice and such payments (a) this Agreement, the Loan Documents, and the Inter-Creditor Agreement shall be terminated except to the extent of those provisions that specifically survive such termination, (b) the Borrower shall no longer have the right to make a Request for Advance or borrow from the Lender pursuant to this Agreement, and (c) the Liens securing the obligations set forth in this Agreement shall automatically terminate and be released, and Lender shall, if requested execute any documents to effectuate such release. The Borrower and Guarantor expressly agree that if either the Borrower or the Guarantor makes a payment to the Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

                                   SECTION 12
                                  MISCELLANEOUS

         12.1 NOTICE. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth in
SCHEDULE 4 and may be personally served, telecopied or sent by overnight courier, next business day delivery guaranteed, or by U.S. Certified or Registered Mail, Return Receipt Requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (eastern time) on a Business Day, otherwise on the next Business Day; provided that a hard copy of such notice is also sent pursuant to
(c) or (d) below and provided further that the transmission is shown as complete by electronic verification; (c) if by overnight courier, next Business Day delivery guaranteed, on the next Business Day on which delivery is guaranteed after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail, postage prepaid, in a manner that permits the U.S. Postal Service to track the communication.

         12.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower and Guarantor herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower and Guarantor under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the Loan (and each part thereof), regardless of any investigation made by or on behalf of Lender. All indemnities made by Borrower and Guarantor in favor of Lender shall survive termination of this Agreement and payment of all Obligations.

         12.3 GOVERNING LAW; CONSENTS TO JURISDICTION. THIS AGREEMENT AND THE OTHER LOANS DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAWS PRINCIPLES. BORROWER AND GUARANTOR CONSENT TO PERSONAL JURISDICTION BEFORE THE SUPERIOR COURT IN AND FOR ATLANTIC COUNTY, NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY. BORROWER AND GUARANTOR WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO VENUE IN ATLANTIC COUNTY, NEW JERSEY OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT THE OBLIGATIONS CREATED HEREUNDER OR ANY OF THE LOAN DOCUMENTS AND FURTHER WAIVE ANY CLAIM THAT ATLANTIC COUNTY, NEW JERSEY IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS ON BORROWER IN ANY ACTION ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS SHALL BE EFFECTIVE IF MAILED TO THE BORROWER AT THE ADDRESS LISTED FOR THE BORROWER IN SECTION 12.1.

         12.4 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

         12.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon the Lender's receipt of one or more counterparts hereof signed by Borrower, Guarantor and Lender. The parties agree that any copy of this Agreement or any Loan Documents signed the parties who are signatories, and transmitted by telecopier or otherwise for delivery to the Lender, shall be admissible in evidence as the original itself in any judicial, bankruptcy or administrative proceeding, whether or not the original is in existence.

         12.6 LENDER NOT FIDUCIARY. The relationship between Borrower, Guarantor, and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower or Guarantor, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower or Guarantor and Lender to be other than that of debtor and creditor.

         12.7 ENTIRE AGREEMENT. This Agreement, including the Exhibits, Schedules, and addenda, and the other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto with respect to the Loan, supersedes all prior agreements and understandings between the parties whether written or oral relating to the Loan provided for hereunder, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between Lender and Borrower. This Agreement may be modified or changed only in a writing executed by all of Lender, Borrower, and Guarantor.

         12.8 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         12.9 COSTS. Borrower hereby agrees to pay (a) any excise tax, documentary stamp taxes or other taxes payable in connection with the transactions provided for herein, (b) reasonable legal fees and disbursements incurred by Lender in connection with the preparation, negotiation and closing under this Agreement and (c) any other reasonable fees, costs or expenses incurred by Lender in consummating the transactions contemplated hereby, all of which shall be included in Loan Costs. In any action between the parties, the prevailing party shall be entitled to reasonable attorneys' and paralegals' fees and costs, including those in pretrial, trial, appellate and bankruptcy proceedings.

         12.10 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement, in which event the provisions of this Agreement and not GAAP shall apply.

         12.11 TIME. Time is of the essence as to all Obligations of Borrower pursuant to this Agreement.

         12.12 INCORPORATION. This Agreement, together with all addenda, Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Agreement." Such addenda, Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

         12.13 JURY TRIAL WAIVER. BORROWER, GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, GUARANTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, GUARANTOR AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         12.14 GAMING AUTHORITIES. The Administrative Agent, Lender, Borrower and Guarantor agree to use their best efforts to cooperate with the Gaming Authorities in connection with the administration of their regulatory jurisdiction over Borrower and Guarantor, including by providing in a timely manner such documents or other information as may be requested by any such Gaming Authorities relating to Borrower and Guarantor or to the Loan Documents. The Borrower and Guarantor hereby consent to any such disclosure by the Lender and Administrative Agent to any Gaming Board and release such parties from any liability for any such disclosure.

         12.15 GAMING REGULATIONS. Each party to this Agreement hereby acknowledges that the consummation of the transactions contemplated by the Loan Documents is subject to applicable Gaming Laws, including but not limited to any licensing or qualification requirements imposed on the Lender, and in the event a Lender fails to meet such licensing, qualification or waiver the Lender will be deemed to be a Disqualified Lender. The Borrower and Guarantor represent and warrant that it will use their best efforts to obtain all requisite approvals necessary in connection with the transactions contemplated hereby and in the other Loan Documents and in connection with the exercise of remedies under the Loan Documents.


        12.16 REGISTRATION; OWNERSHIP OF NOTE. The ownership of an interest in the Note shall be registered on a record of ownership maintained by Borrower or its agent. Notwithstanding anything else in the Note to the contrary, the right to the principal of, and stated interest on, the Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of the Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in the Note on the part of any other person entity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives, and delivered, as of the date set forth above.

                          BORROWER:

                          ATLANTIC COAST ENTERTAINMENT
                          HOLDINGS, INC., a Delaware corporation

                          By:/s/ George Toth
                          Name: George Toth
                          Title: President

                          Atlantic Coast Entertainment Holdings, Inc.
                          c/o Sands Hotel & Casino
                          Indiana Avenue & Brighton Park
                          Atlantic City, New Jersey 08401


                          GUARANTOR:

                          ACE GAMING, LLC, a New Jersey limited
                          liability company

                          By:/s/ George Toth
                          Name: George Toth
                          Title: President

                          ACE Gaming, LLC
                          c/o Sands Hotel & Casino
                          Indiana Avenue & Brighton Park
                          Atlantic City, New Jersey 08401

                          LENDER:

                          FORTRESS CREDIT CORP., a
                          Delaware corporation

                          By:/s/ Constantine Dakolias
                          Name: Constantine Dakolias
                          Title: Chief Credit Officer